UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Amendment No. 1 to)

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SCHOLASTIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note

This Amendment No. 1 to Registrant’s Schedule 14A filed on August 7, 2025, is followed by a corrected copy of the complete Definitive Proxy Statement filed by the Registrant as part of the Schedule 14Aon August 7, 2025. As a result of a scrivener’s error, page 59 of the Company’s prior filing incorrectly listed the dates by which shareholder presentation of proposals for inclusion in the 2026 Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, other proposals for consideration at the 2026 Annual Meeting, and nominations of individuals for election onto the Board must be received by the Secretary of the Company These dates have now been corrected for all purposes in the Definitive Proxy Statement filed herewith, including the printed and online versions of the Company’s Proxy Statement available on the Company’s Investor Relations website.

Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held via the internet at www.virtualshareholdermeeting.com/SCHL2025 on Wednesday, September 17, 2025 at 9:00 a.m. E.D.T., for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.
Electing eight directors to the Board of Directors
2.
Approval of Amendment No. 1 to the Scholastic Corporation 2017 Outside Director's Stock Incentive Plan
3.
Approval of Amendment No. 2 to the Scholastic Corporation Management Stock Purchase Plan

Matters to be voted upon by holders of the Common Stock

1.
Electing three directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 23, 2025 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•
via the Internet at the website indicated on your proxy card;
•
via telephone by calling the toll free number on your proxy card; or
•
by returning the enclosed proxy card.

By order of the Board of Directors

.
Chris Lick
Secretary
August 7, 2025

i

Important Notice Regarding Availability of Proxy Materials

for the 2025 Annual Meeting of Stockholders to be held on September 17, 2025

This Proxy Statement and the Annual Report to Stockholders are available at

www.proxyvote.com

SCHOLASTIC CORPORATION

557 Broadway

New York, New York 10012-3999

________________________

PROXY STATEMENT

________________________

ANNUAL MEETING OF STOCKHOLDERS

September 17, 2025

________________________

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held via the internet at www.virtualshareholdermeeting.com/SCHL2025 on Wednesday, September 17, 2025 at 9:00 a.m. E.D.T. and at any adjournments thereof.

The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2025 Annual Report on Form 10-K for the fiscal year ended May 31, 2025 (the “Annual Report”) is a part) in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail or via email, free of charge, by following the instructions in the notice.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report, are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 7, 2025.

Shares represented by each proxy properly submitted, either by the Internet, telephone or mail as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•
delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date; or
•
providing subsequent internet or telephone voting instructions; or
•
voting via electronic means at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Chris Lick, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012-3999.

If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted.

If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012-3999, telephone: (212) 343-6100.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 23, 2025 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 828,100 shares of Class A Stock and 24,272,263 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three (3) nor more than fifteen (15) directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights for directors. At the Annual Meeting, the Class A Stockholders will vote on the election of eight members of the Board and Proposals 2 and 3 and the holders of Common Stock will vote on the election of three members of the Board. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

The vote required for each proposal is specified in the description of such proposal. In the election of directors withheld votes and abstentions have no effect on the vote. For the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of three directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

The holders of a majority of the shares entitled to vote at the meeting constitute a quorum for the Annual Meeting, provided that, for purposes of matters to be voted upon by the holders of Class A Stock, a quorum is the holders of a majority of the Class A Stock and, for purposes of matters to be voted upon by the holders of Common Stock, a quorum is the holders of a majority of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
The Estate of Richard Robinson
Iole Lucchese, Special Executor
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	445,452	53.8%	1,024,699	(3)	4.2%
Iole Lucchese
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	445,452	53.8%	1,263,225	(4)	5.2%
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	324,310	39.2%	2,052,802		8.5%
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	382,648	46.2%	2,697,980	(5)	11.1%
Florence Robinson Ford
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	324,310	39.2%	1,831,721		7.5%
Andrew S. Hedden
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	324,310	39.2%	2,020,157	(6)	8.3%
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	324,310	39.2%	1,507,402		6.2%
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	58,338	7.0%	466,676		1.9%
BlackRock, Inc.
50 Hudson Yards
New York, NY 10055	–	–	3,851,168	(7)	15.9%
Dimensional Fund Advisors
6300 Bee Cave Road, Building One
Austin, TX 78746	–	–	1,853,163	(8)	7.6%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	–	–	1,623,445	(9)	6.7%

(1)
Each of Barbara Robinson Buckland, Mary Sue Robinson Morrill, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “Ownership Filings”) regarding beneficial ownership of Common Stock. Barbara Robinson Buckland, Mary Sue Robinson Morrill and Florence Robinson Ford, all of whom are siblings of Richard Robinson, the former Chairman of the Board, President and employees of the Company, and Andrew S. Hedden, a former Director and current employee of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Mary Sue Robinson Morrill is the trustee of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with sole voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their Ownership Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: the Estate of Richard Robinson, Iole Lucchese, Special Executor—445,452 shares (sole voting and investment power); Iole Lucchese, individually— 445,452 shares (sole voting and investment power); Barbara Robinson Buckland—324,310 shares (shared voting and investment power); Mary Sue Robinson Morrill—382,648 shares (shared voting and investment power); Florence Robinson Ford—324,310 shares (shared voting and investment power); Andrew S. Hedden—324,310 shares (shared voting and investment power); Maurice R. Robinson Trust—324,310 shares (sole voting and investment power); and Florence L. Robinson Trust—58,338 shares (sole voting and investment power).
(2)
The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock into shares of Common Stock. Based on their Ownership Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: the Estate of Richard Robinson, Iole Lucchese, Special Executor—1,024,699 shares (sole voting and investment power) and Iole Lucchese, individually— 238,526 shares (sole voting and investment power); Barbara Robinson Buckland—221,090 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—466,676 shares (sole voting and investment power) and 2,231,304 shares (shared voting and investment power); Florence Robinson Ford—0 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Andrew S. Hedden—201,614 shares (sole voting and investment power) and 1,949,531 shares (shared voting and investment power); Maurice R. Robinson Trust—1,831,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).
(3)
Includes 445,452 shares of Common Stock issuable on conversion of the Class A Stock described in Notes 1 and 2 above and 579,247 shares of Common Stock held directly by the Estate of Richard Robinson.
(4)
Ms. Lucchese was appointed as an executor of the Estate of Richard Robinson on July 1, 2021 and her holdings include all the shares described in Note 3 above; 61,801 shares of Common Stock held directly by Ms. Lucchese, 53,051 shares of Common Stock under options exercisable by Ms. Lucchese within 60 days of the Record Date under the Scholastic Corporation 2021 Stock Incentive Plan (the “2021 Plan”); 120,836 shares of Common Stock under options exercisable by Ms. Lucchese within 60 days of the Record Dated under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”); and 2,838 RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan. Does not include an additional unvested 24,010 RSUs under the 2021 Plan.
(5)
Does not include an aggregate of 164,674 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee for the benefit of their children, and an aggregate of 105,837 shares held by family members directly and in a trust for which neither Ms. Morrill nor her spouse are trustees, as to which Ms. Morrill disclaims beneficial ownership.
(6)
Includes 52,221 shares of Common Stock held directly by Mr. Hedden; 36,895 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2021 Plan; 96,964 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2011 Plan; 2,365 RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan; 324,310 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust; and 1,507,402 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 15,142 unvested RSUs under the 2021 Plan.
(7)
The information for BlackRock, Inc. (“BlackRock”) is derived from a Schedule 13G Amendment, dated November 8, 2024, filed with the SEC reporting beneficial ownership as of September 30, 2024. BlackRock has the sole dispositive power with regard to all 3,851,168 shares and the sole voting power with regard to 3,803,977 of such shares. Accordingly, for purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), BlackRock is deemed to be a beneficial owner of these shares.
(8)
The information for Dimensional Fund Advisors LP (“Dimensional Fund Advisors”) is derived from a Schedule 13G Amendment dated July 15, 2025, filed with the SEC reporting beneficial ownership as of June 30, 2025. These shares are owned by various individual and institutional investors as to which Dimensional Fund Advisors serves as investment adviser, and Dimensional Fund Advisors holds 1,853,168 shares, with sole dispositive power over all such shares and sole voting power over 1,812,412 of such shares. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund Advisors is deemed to be a beneficial owner of these shares; however, Dimensional Fund Advisors expressly disclaims that it is, in fact, the beneficial owner of such shares.

(9)
The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G Amendment, dated July 29, 2025, filed with the SEC reporting beneficial ownership as of June 30, 2025. Vanguard has sole dispositive power with regard to 1,537,934 shares, shared dispositive power with regard to 85,511 shares, and shared voting power with regard to 59,259 shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Vanguard is deemed to be a beneficial owner of these shares.

Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and M. Richard Robinson, Jr. (the “Buy Sell Agreement”), the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson, including his executors, heirs and personal representatives as the case may be (collectively, “Robinson”), will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Robinson will be free to accept the Control Offer and to sell Robinson’s shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell. The Estate has succeeded Mr. Robinson as a party to the Buy Sell Agreement as a result of Mr. Robinson's death.

Delinquent Section 16(a) Beneficial Ownership Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act“) requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and NASDAQ reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that, during the fiscal year ended May 31, 2025, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that one report, a form 4, reporting grants of restricted stock units and stock options for Mr. Warwick was late, in respect to one grant reported therein.

Share Ownership of Management

On the Record Date, July 23, 2025, each director and Named Executive Officer reported under the caption “Summary Compensation Table” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors
Iole Lucchese	445,452	(2)	53.8%	1,225,406	(3)	5.2%
Milena Alberti	—		—	784	(4)	*
Andrés Alonso	—		—	45,592	(5)	*
James W. Barge	—		—	61,934	(6)	*
Anne Clarke Wolff	—		—	784	(7)	*
Robert Dumont	—		—	18,816	(8)
Alix Guerrier	—		—	7,112	(9)
Kaya Henderson	—		—	7,112	(10)	*
Linda Li	—		—	13,440	(11)	*
Verdell Walker	—		—	17,661	(12)	*
Peter Warwick	—		—	160,678	(13)	*
Named Executive Officers
Peter Warwick	—		—	160,678	(13)	*
Haji Glover	—		—	7,082	(14)	*
Iole Lucchese	445,452	(2)	53.8%	1,225,406	(3)	5.2%
Jeffrey Mathews	—		—	56,193	(15)	*
Sasha Quinton	—		—	150,923	(16)	*
All directors and named executive officers as a group (14 persons)	445,452	(2)	53.8%	1,773,517	(17)	7.3%

* Less than 1.0%

(1)
Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.
(2)
See the information with respect to the Estate of Richard Robinson and Iole Lucchese under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.
(3)
See the information with respect to the Estate of Richard Robinson and Iole Lucchese under “Principal Holders of Class A Stock and Common Stock” above.
(4)
Includes 0 shares held directly by Ms. Alberti and 784 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”).
(5)
Includes 12,741 shares of Common Stock held directly by Dr. Alonso, 3,831 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “2007 Plan”), 25,100 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the 2017 Plan and 3,920 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(6)
Includes 29,083 shares of Common Stock held directly by Mr. Barge, 3,831 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2007 Plan, 25,100 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2017 Plan and 3,920 shares underlying

RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan. 14,570 shares of Mr. Barge’s Common Stock held directly are presently used as collateral on a revolving credit line.
(7)
Includes 0 shares held directly by Ms. Clarke Wolff and 784 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(8)
Includes 6,714 shares held directly by Mr. Dumont, 8,182 shares of Common Stock under options exercisable by Mr. Dumont within 60 days of the Record Date under the 2017 Plan and 3,920 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(9)
Includes 3,192 shares held directly by Mr. Guerrier and 3,920 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(10)
Includes 3,192 shares held directly by Ms. Henderson and 3,920 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(11)
Includes 5,248 shares held directly by Ms. Li, 4,272 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2017 Plan and 3,920 RSUs scheduled to vest within 60 days under the 2017 Plan.
(12)
Includes 6,391 shares held directly by Ms. Walker, 7,350 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2017 Plan and 3,920 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(13)
Includes 82,139 shares of Common Stock held directly by Mr. Warwick, 3,831 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2007 Plan, 43,153 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2011 Plan, and 17,750 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2017 Plan.

(14)
Includes 598 shares of Common Stock held directly by Mr. Glover, 2,161 shares of Common Stock under options exercisable by Mr. Glover within 60 days of the Record Date under the 2021 Plan. Does not include an additional 4,323 unvested RSUs under the 2021 Plan.
(15)
Includes 14,354 shares of Common Stock held directly by Mr. Mathews, 22,739 shares of Common Stock under options exercisable by Mr. Mathews within 60 days of the Record Date under the 2021 Plan, and 19,100 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan.

(16)
Includes 21,367 shares of Common Stock held directly by Ms. Quinton, 78,681 shares of Common Stock under options exercisable by Ms. Quinton within 60 days of the Record Date under 2011 Plan, 48,510 shares of Common Stock under options exercisable by Ms. Quinton within 60 days of the Record Date under the 2021 Plan, and 2,365 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan. Does not include an additional 15,142 unvested RSUs under the 2021 Plan.
(17)
Includes 445,452 shares of Common Stock issuable on conversion of the Class A Stock included in the 1,024,699 shares owned by the Estate of Richard Robinson as described in Notes 1, 2 and 3 under “Principal Holders of Class A Stock and Common Stock” above. Also includes an aggregate of 185,019 shares of Common Stock held directly by all directors and executive officers as a group; an aggregate of 121,834 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2011 Plan; an aggregate of 73,410 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2021 Plan; an aggregate of 11,493 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2007 Plan; and an aggregate of 70,004 shares of Common Stock under options exercisable by members of the group group within 60 days of the Record Date under the 2017 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2025 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

Linda Li, Chairperson
Milena Alberti
James W. Barge
Kaya Henderson

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources and Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to design compensation programs that attract, motivate, and retain employees as well as align the short-term and long-term strategic goals of the Company and its stockholders through such programs.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants retained by the HRCC. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees-Human Resources and Compensation Committee” and “Corporate Governance-HRCC Procedures” in “Matters Submitted to Stockholders - Proposal 1: Election of Directors,” below.

The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to business achievement and financial performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively
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The Company’s goal is to provide a strategic compensation framework that aligns with the Company’s financial position and performance as well as the forward looking business strategy of the Company. The programs include performance metrics for individual contributions, business and staff unit contributions and the external market in which the Company competes for executive talent, with a key focus on cross-Company collaboration.
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The Company, through competitive compensation policies and practices, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.
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In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.
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The Company reviews multiple sources of executive compensation market data including for its peer group as well as broad compensation survey references covering the media/technology and general industries.

Pay for Performance
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The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.
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The performance of a specific business or staff unit for which an executive is responsible is used to create a direct link between the achievement of business and staff unit financial goals and the overall financial performance of the Company.

Executives as Stockholders
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The Company’s compensation practices have also been designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including restricted stock units, performance-based stock units and stock options, as deemed appropriate.

Peer Group Analysis

The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included, but were not limited to, the following: The New York Times Company, Perdoceo Education Corporation, Pearson plc, The E. W. Scripps Company, Graham Holdings Company, Stride, Inc., and John Wiley & Sons, Inc., which companies constituted the peer group for fiscal 2025. PowerSchool Holdings, Inc. was removed from the Company's peer group as it is no longer a public peer of the Company due to its acquisition by Bain Capital in October 2024. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys provided by consulting firms, as well as more focused surveys covering a broad base of media companies. The Committee reviews market pay information for these competitive references but does not assign a specific weighting to any single source or target a particular market percentile when making executive pay decisions for the Named Executive Officers.

Components of Executive Compensation

The following chart provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this chart.

Compensation Element	Objective	Key Features
Fixed
Base Salary	• To establish a fixed level of compensation principally tied to day-to-day responsibilities.
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Base salary is determined taking into account several factors, including current salary, individual job performance, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, responsibilities, etc.

Variable
Annual Performance-Based Incentive Awards	• To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established, as well as individual performance, for the fiscal year.
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Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance and, in the case where the executive officer is responsible for a business or staff unit of the Company, performance of the actual unit. A lesser portion is tied to individual performance.

Long-Term Incentive Compensation	• To align the long-term interests of the executives and the Company’s stockholders.
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Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally in equal amounts over a three-year period, serve as a retention tool, as well as increasing an executive’s stock ownership.
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Performance-based stock units are issued and tied to the achievement of annual adjusted EBITDA and Net Revenue growth goals based on three 1-year periods of financial growth, with vesting on the third anniversary from grant date.
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Stock options, which typically vest ratably over three years, producing value for executives and employees only if the Common Stock price increases over the exercise price.

Other Equity-Based Incentives and Benefit Plans	• To attract and retain highly qualified talent and maintain market competitiveness.
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The Company’s executives participate in the 401(k) Plan on the same terms as all other employees.
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The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
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The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, as described under “Base Salary” in the above chart. In considering annual base salary increases, the Company's financial performance is also taken into consideration.

Consistent with the Company’s policies relating to annual reviews for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually, generally at the HRCC July meeting under current practice, with any increases, based on the compensation objectives discussed above, becoming effective as determined by the HRCC at such meeting. For fiscal 2025, the HRCC’s independent compensation consultant conducted an annual compensation review of market comparisons using both survey data and information from the most recent proxy statements for the peer group indicated above and, as a result of this review, the HRCC determined that no increases would be made to base salary for any of the Named Executive Officers in fiscal 2025, other than for Ms. Lucchese, who received a 3.1% base salary increase in September 2024 due to the expanded scope of her responsibilities resulting from the 9 Story acquisition in the Media group.

Annual Performance-Based Incentive Awards

Generally, the HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company and, as relevant, business or departmental unit performance. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business or staff unit. In each case, whether considering the Company as a whole or an executive’s business or staff unit, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s financial performance as well as that of the business or staff unit. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the relevant fiscal year primarily to encourage the achievement of the Company’s key financial and operating goals for such fiscal year, as well as business or staff unit goals and agreed individual goals.

Short Term Incentive Plan

Potential cash bonus awards for senior management for fiscal 2025, including the Named Executive Officers, and other eligible employees were determined under the Company’s Short-Term Incentive Plan (the “STIP”), which was initially adopted by the HRCC in September 2021 as a successor plan to the previous Management Incentive Plan (“MIP”). The STIP has been designed primarily to reward both Company-wide and business or staff unit performance. Under the STIP, bonus targets are stated as a percentage of salary allocated among the corporate, business or staff unit and individual goals. The HRCC determined that no increases would be made to the allocated bonus targets for any of the Named Executive Officers in fiscal 2025, other than for Ms. Lucchese, whose aggregate target was increased from 50% to 100% of base salary in September 2024 based on the significant expansion of her responsibilities referred to above under "Base Salary" coupled with the scope of her other key business roles.

Fiscal 2025 STIP Bonuses

The fiscal 2025 STIP is being funded based on the achievement of the Corporate and Divisional (in the case of business units) or Departmental (in the case of staff functions) metrics and, to a lesser extent, the achievement of the agreed individual performance goals. The Corporate metric used to determine payout of the bonus is Corporate Operating Income, defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets. Division Operating Income is defined for this purpose as the operating income of the specific business unit for which the Named Executive Officer is responsible, measured against budget (excluding internal expense allocations). The Departmental Budget Objective is defined for this purpose as the control of operational costs for each staff function measured against budget.

As discussed above, the annual bonus awards under the STIP are generally designed to reward for Company-wide performance, as well as the other indicators of performance discussed above and referenced in the chart below. With respect to the fiscal 2025 STIP, at its meeting on September 17, 2024 , the HRCC set the performance measures based on the objective of meeting the Company’s fiscal 2025 operating plan based on a Corporate Operating Income target of $44.54 million, as well as Divisional/Departmental financial goals, while continuing the 10% individual performance metric applicable to the Named Executive Officers based upon their annual performance reviews.

To drive greater alignment with the Company’s corporate priorities, the design for the fiscal 2025 STIP included changes to the metric allocations applicable to participants with Divisional Operating Income (“revenue”) or Departmental Business Objective (“overhead”) goals. The below chart details the Company’s STIP metric allocation structure. These metrics are applicable to all participants (other than the CEO). The changes were intended to create a structure where collaboration across the Company is encouraged and rewarded, incentivizing actions that drive overall Company performance consistently among the divisional groups.

For 2025, annual incentives for Named Executive Officers were based on the following performance metrics:

Participants	STIP Metric Allocations (as a percent of a participant’s STIP target)
	Corporate Operating Income	Division Operating Income/ Departmental Budget Objective	Individual Performance Review
Named Executive Officers – CEO	100%	0%	0%
Named Executive Officers – Divisional Operating Income Group	60%	30%	10%
Named Executive Officers – Departmental Budget Objective Group	70%	20%	10%

Fiscal 2025 STIP Payment Structure

The funding for the fiscal 2025 STIP was the sum of the calculated bonuses for each Division or Department based on achievement of the Company’s Corporate and Divisional/ Departmental metrics as well as the individual performance metric as per the chart below:

	Fiscal 2025 STIP Plan Funding*
Threshold	Metric Achievement to Target	Corporate Operating Income ($M)	Bonus Payout %
Maximum	150%	$66.82	150%
Target	100%	$44.54	100%
Minimum	75%	$33.41	50%

*For illustrative purposes only, this chart assumes that the Business and Staff Units achieved their target for fiscal 2025.

For fiscal 2025, the Company achieved Corporate Operating Income of $35.82 million, which was 80.4% of the target amount and within the threshold for a bonus payout under the STIP, in respect to the Corporate Operating Income component, which resulted in the payout of a bonus pool at 60.84% of the target pool. Based on the foregoing, the HRCC approved bonuses to be paid under the STIP to the Named Executive Officers as provided in the table below.

Named Executive Officer	Metric Allocations	Target Bonus (as a Percentage of Base Salary)	Actual Bonus Achievement	Fiscal 2025 Bonus Amount
Peter Warwick	100% Corporate Operating Income	125%	61%	$760,511
Haji L. Glover	70% Corporate Operating Income 20% Departmental Budget Objective 10% Individual Performance	50%	74%	$229,965
Iole Lucchese(1)	SEI Oversight (35%): 60% Corporate Operating Income 30%c Division Operating Income 10% Individual Performance Corporate Communications/Creative Development (30%) & Corporate Strategy (35%) Oversight: 70% Corporate Operating Income 20% Departmental Budget Objective 10% Individual Performance	100%	64%	$463,302
Sasha Quinton	60% Corporate Operating Income 30% Division Operating Income 10% Individual Performance	70%	71%	$357,939
Jeffrey Mathews	70% Corporate Operating Income 20% Department Budget Objective 10% Individual Performance	50%	75%	$210,249
(1)
Ms. Lucchese's STIP metric allocations, as determined by the HRCC, based on her multi-divisional responsibilities for Scholastic Entertainment Inc. ("SEI") (35%), Corporate Communications/Creative Development (30%) and as Chief Strategy Officer (35%).

Fiscal 2026 STIP

As indicated above, the annual bonus awards under the STIP are generally designed to reward for Company-wide, Divisional/Departmental, and individual performance goals. At its meeting on July 15, 2025, the HRCC approved the continuation of the FY2025 plan design for FY2026. The performance measures are based on Company-wide and Divisional/Departmental financial goals, with the focus on the objective of meeting the Company’s fiscal 2026 operating plan based on a Corporate Operating Income target of $59.91 million for purposes of the fiscal 2026 STIP, and continuing the 10% individual performance metric applicable to the Named Executive Officers based upon their annual performance reviews as indicated in the chart below.

Participant Group	FY2026 STIP Metric Allocations (as a percent of a participant’s STIP target)
	Corporate Operating Income	Division Operating Income/ Department Budget Objective	Individual Performance Review
Named Executive Officers – CEO	100%	0%	0%
Named Executive Officers – Divisional Operating Income Group	60%	30%	10%
Named Executive Officers – Departmental Budget Objective Group	70%	20%	10%

Fiscal 2026 STIP Payment Structure

The funding for the fiscal 2026 STIP is the sum of the calculated bonuses for each Division or Department based on achievement of the Company’s Corporate and Divisional/Departmental metrics and including the individual performance metric as per the chart below:

Threshold	Fiscal 2026 STIP Plan Funding*
	Metric Achievement	Corporate	Bonus
Maximum	150%	$89.87	150%
Target	100%	$59.91	100%
Minimum	75%	$44.93	50%

*For illustrative purposes only, this chart assumes that the Business and Staff Units achieve their target for fiscal 2026.

Long-Term Incentive Compensation

The HRCC determines the awards of long-term incentive compensation through equity incentives, which have generally been awarded in the form of stock options, restricted stock units, and/or performance-based stock units, granted to executive officers, including the Named Executive Officers, and senior management, as well as certain other eligible employees.

The general practice of the HRCC has been to consider:

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Annual equity grants to key employees, including the Named Executive Officers and other members of senior management, at its regularly scheduled meeting in September. For restricted stock units and stock options, such grants will generally vest equally one-third each year over a three year period, with the stock option grants having a seven year exercise period. Beginning in September 2024, performance-based stock units have, generally, replaced stock options when granting combination grants which also include a time-vested restricted stock grant. The performance goals, generally, have been based on three one-year periods of financial growth with vesting on the third anniversary of the grant date.

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Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

The Company currently makes its equity award grants under the Scholastic Corporation 2021 Stock Incentive Plan (the “2021 Plan”), which was approved by the Board in July 2021 and by the Class A Stockholders in September 2021.

Options to Purchase Common Stock, Restricted Stock Units and Performance-Based Stock Units

For fiscal 2025, the HRCC granted the annual equity-based awards to the Named Executive Officers and other members of senior management as well as to certain other employees at its September 2024 meeting and otherwise granted such equity awards during fiscal 2025 principally to certain newly-hired or promoted employees to fulfill contractual obligations or commitments. These grants were made in the form of restricted stock units, performance-based stock units or stock options, or a combination of both restricted stock units and performance-based stock units or, on a more limited basis, restricted stock units and stock options.

Stock options currently granted by the HRCC under the 2021 Plan vest in three equal annual installments beginning on the first anniversary of the effective date of grant and expire after seven years. Restricted stock units granted under the 2021 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting, generally in equal amounts over a three-year period. Neither the 2021 Plan nor its predecessor plan permit the deferral of restricted stock units.

Commencing in September 2024, the Company replaced grants of stock options with performance-based stock units resulting in equity award grant combinations of restricted stock units and performance-based stock units primarily being granted. The financial metrics and goals for performance stock units granted under the 2021 Plan are set on the grant date and are based on three one-year periods of annual net revenue and annual adjusted EBITDA growth targets. Performance Stock Units convert automatically into shares of Common Stock on a one-to-one basis upon vesting, generally, on the third anniversary from grant date.

Through vesting and forfeiture provisions, stock options, restricted stock units, and performance-based stock units create incentives for executive officers and senior management to remain with the Company. The specific fiscal 2025 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2025 is set forth below in the “Outstanding Equity Awards at May 31, 2025” table.

Employment Agreement with Chief Executive Officer

On July 18, 2021, the Board elected one of its members, Peter Warwick, to succeed Richard Robinson, who passed away unexpectedly on June 5, 2021, as the Company’s Chief Executive Officer and President, effective August 1, 2021, initially, for a three year term. Mr. Warwick has continued to serve as a member of the Board.

In connection with his appointment as the Company’s Chief Executive Officer and President, Mr. Warwick entered into a three year employment agreement with the Company (the "CEO Employment Agreement"), which was unanimously recommended by the HRCC (without Mr. Warwick’s participation) and approved unanimously by the Board members, with Mr. Warwick recusing himself from the discussion and abstaining from the vote thereon.

The CEO Employment Agreement provided for: (i) an initial base annual salary of $1,000,000, which may be increased but not decreased during the term; (ii) an annual cash discretionary bonus based on a target bonus opportunity of 125% of base salary and the level of satisfaction of performance criteria determined on an annual basis by the HRCC (which included a minimum guaranteed cash discretionary bonus of $625,000 in respect of fiscal 2022); (iii) an initial equity award of $1.5 million under the 2011 Plan, approved by the HRCC at its meeting held on July 20, 2021 with an effective grant date of August 2, 2021, 75% of such award in the form of restricted stock units and 25% in the form of stock options, with such grants vesting over a three year period, subject to acceleration in the case of certain termination events; and (iv) an annual equity grant under the 2011 Plan (or any successor plan) in the form of performance-based restricted stock units (PSUs) with a target fair market value of $1,000,000 per year during the term of the CEO Employment Agreement. The number of performance stock units to be granted is the number equal to the target fair market value of $1,000,000 divided by the fair market value of a share of Common Stock on the date of grant determined in accordance with the terms of the 2011 Plan (or any successor to the 2011 Plan), with each annual grant vesting in one year. In the case of the annual cash bonus referred to in clause (ii) above, it was determined to base the performance criteria on the criteria adopted by the HRCC for the STIP for the relevant fiscal year.

In the event of a termination of Mr. Warwick by the Company without "cause" (as defined in the CEO Employment Agreement) or Mr. Warwick terminates his employment for "Good Reason" (as defined) following a "Change of Control" (as defined) of the Company, Mr. Warwick will be entitled to twice the present value of his remaining base salary as severance. If Mr. Warwick's employment with the Company is terminated due to his death or disability, he (or his estate) will be entitled to receive his accrued base salary, expense reimbursement and vested equity awards (the "Accrued Obligations"). Also, in either case, any stock options, restricted stock units or performance stock units (vesting at target level attainment in the case of performance stock units), to the extent then outstanding and unvested, will become fully vested and, in the case of stock options, fully exercisable during the remaining term of the options. If Mr. Warwick is terminated without cause or leaves the employment for "Good Reason" (other than resulting from a Change of Control), he is entitled to receive the Accrued Obligations, a cash severance payment equal to the present value of his base salary through the expiration date of the CEO Employment Agreement, COBRA premium payments for health coverage for up to 18 months, accelerated vesting / exercisability of his restricted stock units or performance stock units (vesting at target level attainment in the case of performance stock units) and stock options and a partial year discretionary bonus provided that the applicable performance criteria for the period in question have been met.

During the term of the CEO Employment Agreement, Mr. Warwick is eligible for all employee benefits (including health insurance and 401(k) or other retirement plans, and participation in the STIP and MSPP) on terms not less favorable than those provided generally to other senior executives of the Company. The CEO Employment Agreement also contains other customary terms and conditions of senior executive employment agreements.

On October 4, 2023, Mr. Warwick’s Employment Agreement was amended to, among other things: change the term of the CEO Employment Agreement, originally scheduled to expire on July 31, 2024, to a term which would continue from year-to-year, provided Mr. Warwick and the Company mutually agree in writing no later than January 31 of each year to extend the CEO Employment Agreement for an additional one-year period; confirm that Mr. Warwick’s annual cash bonus opportunity would be determined in accordance with the applicable STIP for each year with a maximum target opportunity of 125% of his base salary; confirm that the annual equity award as originally provided in the CEO Employment Agreement as described above is to be continued each year of the term as changed by the amendment; add the recommendation to the HRCC that Mr. Warwick receive an additional annual equity award with a total value of $500,000, of which 75% of the value is to be in the form of restricted stock units and 25% in the form of stock options, with a vesting period of one year following the grant date in the case of both types of awards and the stock options having a seven year exercise period, absent a termination of Mr. Warwick for Cause (as defined in the CEO Employment Agreement) or a voluntary termination by Mr. Warwick other than for “Good Reason” (as defined in the CEO Employment Agreement).

The Company and Mr. Warwick have agreed to continue the term of his agreement for another year through July 31, 2026. At the December 10, 2024 meeting, the HRCC unanimously approved an increase to Mr. Warwick’s annual base salary to $1,100,000 beginning August 1, 2025.

The performance measures for the performance stock units for fiscal year 2025 were established early in the fiscal year and are being established early in fiscal year 2026 for fiscal 2026. The performance measures are established annually by the HRCC (with input from the Human Resources Department of Scholastic) in consultation with Mr. Warwick. The performance measures established for fiscal 2025 for Mr. Warwick’s annual equity grant covered the implementation of cost saving initiatives for the Company, investing in new growth strategies for further investments, facilitating the Board in the assessment of alternative strategic initiatives and ensuring the successful integration of the newly acquired 9 Story Media Group, as well as measures relating to CEO succession. At its July 15, 2025 meeting, the HRCC reviewed Mr. Warwick’s fiscal 2025 performance and determined that Mr. Warwick had fully achieved the qualitative performance measures established for fiscal 2025 at the $1,000,000 target level, which resulted in the issuance of 26,420 shares of Common Stock (using the date of grant to determine fair market value) to Mr. Warwick on that date upon vesting of the underlying performance stock units.

Information on the compensation received by Mr. Warwick during fiscal 2025 is set forth below in the “Summary Compensation Table” and information regarding the equity awards received by Mr. Warwick is set forth in the “Outstanding Equity Awards at May 31, 2025” table.

Compensation Arrangements with Executive Officers

On December 5, 2023, the Company extended an offer of employment (the “Glover Offer”) to Haji L. Glover, the Company’s Executive Vice President and Chief Financial Officer, who joined the Company in such positions on January 22, 2024. Under the principal terms of the Glover Offer, Mr. Glover is entitled to receive: (i) a base salary at the rate of $625,000 per year; (ii) a one-time equity incentive grant, with three year vesting in equal amounts, under the 2021 Plan and valued at $200,000 (60% of such grant to be made in the form of restricted stock units and 40% to be made in the form of non-qualified stock options); (iii) a STIP target bonus percentage of 50% of his base salary, with the STIP bonus for fiscal 2024 guaranteed at $200,000 as a minimum payout; and (iv) continuing to be eligible to receive long term equity incentives with a target equity grant value of $500,000 per annum beginning in September 2024 at the discretion of the HRCC. Information on the compensation received by Mr. Glover during fiscal 2025 is set forth below in the “Summary Compensation Table” and information regarding the equity awards received by Mr. Glover is set forth below in the “Outstanding Equity Awards at May 31, 2025” table. In addition, in the event Mr. Glover’s employment is terminated without cause prior to January 2027, he will be eligible to receive severance in an amount equivalent to 24 months’ salary.

On July 11, 2022, the Company extended an offer of employment (the “Mathews Offer”) to Jeffrey Mathews, the Company’s Executive Vice President and Chief Growth Officer, who joined the Company as its Executive Vice President, Corporate Development and Investor Relations on July 11, 2022. Under the principal terms of the Mathews Offer, Mr. Mathews is entitled to receive: (i) a base salary at the rate of $560,000 per year; (ii) a one-time equity incentive grant, with three year vesting in equal amounts, under the 2021 Plan of 13,835 Restricted Stock Units; (iii) a STIP target bonus percentage of 50% of his base salary; and (iv) continuing to be eligible to receive long term equity incentives with a target equity grant value of $400,000 per annum beginning in September 2022 at the discretion of the HRCC. Information on the compensation received by Mr. Mathews during fiscal 2025 is set forth below in the “Summary Compensation Table” and information regarding the equity awards received by Mr. Mathews is set forth below in the “Outstanding Equity Awards at May 31, 2025” table. In addition, in the event Mr. Mathew’s employment is terminated without cause, he will be eligible to receive severance in an amount equivalent to 24 months’ salary.

At its meeting held on September 17, 2024, the HRCC approved a special, one-time grant of restricted stock units and performance stock units to Mr. Mathews in connection with his promotion to Chief Growth Officer, in addition to his current business development and investor relations responsibilities, in recognition of the redefinition and expansion of the role of Mr. Mathews intended to place additional focus on the Company's growth opportunities, as well as his role in bringing the 9 Story Media, Inc. investment opportunity to fruition. Accordingly, Mr. Mathews was granted a special equity grant intended to have an aggregate value of

$1,500,000, with an effective grant date of October 1, 2024, the fixed dollar amount being comprised of 50% restricted stock units and 50% performance-based stock units, which grants are included below in the "Summary Compensation Table" and the "Grants of Plan-Based Awards" and "Outstanding Equity Awards at May 31, 2025" table.

Other Equity-Based Incentives

The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including the Named Executive Officers. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter. Mr. Mathews is the only current Named Executive Officer currently participating in the ESPP.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management, including the Named Executive Officers, to invest in Common Stock through the use of their cash bonuses paid under the STIP (and its predecessor, the MIP), eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to purchase restricted stock units (“RSUs”) in the Company at a 25% discount from the lowest closing price as reported on NASDAQ in the fiscal quarter in which the bonus is paid.

With respect to fiscal 2025, senior management participants in the MSPP were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire RSUs at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2025. The deferral period chosen by participants could not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs would be converted into shares of Common Stock on a one-to-one basis. For fiscal 2025, one member of senior management, who is not a Named Executive Officer, is receiving a STIP bonus and making deferrals under the MSPP.

Results of Stockholder Advisory Vote on Compensation of Named Executive Officers

At the 2023 Annual Meeting of Stockholders, the Class A Stockholders approved the fiscal 2024 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto. The Company believes this vote reflected the general satisfaction of the Class A Stockholders with the Company’s compensation philosophy for the Named Executive Officers. Accordingly, the HRCC continued to apply the same general principles in determining the amounts and types of executive compensation for fiscal 2025 as outlined in the Company’s compensation philosophy and framework described above. In addition, at the 2023 Annual Meeting of Stockholders, the Class A Stockholders also approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years.

As a result, the next advisory vote on Named Executive Officer compensation will take place at the Annual Meeting in respect of the fiscal 2026 compensation for the Company's Named Executive Officers, including the policies and practices related thereto.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2025, 2024 and 2023, as indicated below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation(4) ($)	Total ($)
Peter Warwick	2025	$1,000,000	$0	$1,374,986	$125,001	$760,511	$0	$40,015	$3,300,513
President and Chief Executive Officer	2024	$1,000,000	$0	$999,965	$0	$0	$0	$38,626	$2,038,591
	2023	$1,000,000	$0	$999,966	$0	$1,250,000	$0	$50,395	$3,300,361
Haji Glover(5)	2025	$625,000	$0	$499,970	$0	$229,965	$0	$10,423	$1,365,358
Executive Vice President and Chief Financial Officer	2024	$204,327	$0	$119,983	$80,013	$200,000	$0	$7,153	$611,475

Jeffrey Mathews (6)	2025	$560,000	$0	$1,899,960	$0	$210,249	$0	$10,238	$2,680,448
Executive Vice President and Chief Growth Officer	2024	$560,000	$0	$239,981	$160,013	$98,000	$0	$22,217	$1,080,212
	2023	$398,462	$0	$824,925	$160,008	$210,000	$0	$15,944	$1,609,338
Iole Lucchese	2025	$816,731	$0	$899,989	$0	$463,302	$0	$30,874	$2,210,896
Chair of the Board, Executive Vice President, Chief Strategy Officer and President, Scholastic Entertainment	2024	$800,000	$0	$359,990	$240,002	$40,000	$0	$25,530	$1,465,522
	2023	$800,000	$0	$359,972	$240,018	$520,000	$0	$76,629	$1,996,619
Sasha Quinton	2025	$725,000	$0	$499,970	$0	$357,939	$0	$23,117	$1,606,027
Executive Vice President and President, School Reading Events	2024	$745,615	$0	$300,004	$199,996	$117,859	$0	$23,110	$1,386,585
	2023	$614,616	$0	$299,977	$200,013	$426,250	$0	$20,326	$1,561,181

(1)
Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted and performance stock units at target granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of restricted stock units or performance stock units during fiscal 2025, fiscal 2024 or fiscal 2023 for the Named Executive Officers.
(2)
Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of stock options during fiscal 2025, 2024 or 2023 for the Named Executive Officers.
(3)
Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the STIP, including any amounts deferred at such person’s election and invested in restricted stock units under the MSPP. For fiscal 2025, 2024, and 2023, none of the Named Executive Officer elected to defer his or her fiscal for the purchase of restricted stock units. Mr. Warwick was not eligible until fiscal 2023. Mr. Glover was not eligible until fiscal 2025. Mr. Mathews was not eligible until fiscal 2024.
(4)
All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.

(5)
Mr. Glover joined the Company on January 22, 2024. The salary provided for fiscal 2024 reflects a partial year.
(6)
Mr. Mathews rejoined the Company on September 5, 2022. The salary provided for fiscal 2023 reflects a partial year salary. Mr. Mathews' equity grants include his annual grants and the one-time grant of restricted stock units and performance stock units described under "Compensation Arrangements with Executive Officers" on page 19 above.

Summary of All Other Compensation

Name	Fiscal Year	Severance ($)	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and Unvested 2021 and 2011 Plan RSUs(3) ($)	Total ($)
Peter Warwick	2025	$0	$10,212	$210	$0	$0	$29,594	$40,015
	2024	$0	$9,962	$240	$0	$0	$28,424	$38,626
	2023	$0	$9,712	$250	$0	$0	$40,433	$50,395
Haji Glover	2025	$0	$2,125	$420	$0	$0	$7,878	$10,423
	2024	$0	$5,769	$160	$0	$0	$1,224	$7,153
Jeffrey Mathews	2025	$0	$8,085	$420	$0	$0	$1,734	$10,238
	2024	$0	$6,135	$480	$0	$0	$15,603	$22,217
	2023	$0	$3,877	$360	$0	$0	$11,707	$15,944
Iole Lucchese	2025	$0	$10,667	$420	$0	$0	$19,787	$30,874
	2024	$0	$10,154	$480	$0	$0	$14,896	$25,530
	2023	$0	$9,900	$480	$0	$50,766	$15,483	$76,629
Sasha Quinton	2025	$0	$9,029	$420	$0	$0	$13,668	$23,117
	2024	$0	$9,560	$480	$0	$0	$13,071	$23,110
	2023	$0	$3,126	$480	$0	$0	$16,720	$20,326

(1)
Represents the compensation cost to the Company resulting from the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus that otherwise would have been paid in such year. The compensation cost is computed using the grant date fair values on the purchase date under FASB ASC Topic 718 multiplied by the number of restricted stock units purchased in that fiscal year. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.
(2)
For Ms. Lucchese, the amount shown for fiscal 2023 represents legal fees that the Company paid during fiscal 2023 relating to financial and estate planning advice provided Ms. Lucchese, which advice was determined to be relevant to the interests of the Company. Ms. Lucchese is responsible for paying individual income taxes in respect to the foregoing.
(3)
In fiscal 2025, 2024 and 2023, the Company made four dividend payments of $0.20 per share on the Common and the Class A Stock. Under the MSPP, all vested and deferred restricted stock units issued thereunder receive dividend earnings. Under the 2011 Plan and the 2021 Plan, restricted stock units are entitled to dividend, earnings from the date of grant. This column reflects dividend earnings accrued under both such plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonuses, stock options and restricted stock units granted in fiscal 2025 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Options Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/sh)(4)	Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter Warwick			$625,000	$1,250,000	$1,250,000				0	0
	7/1/2024									10,246	$35.47	$35.26	$125,001
	7/1/2024								10,572		$35.47	35.26	374,989
	7/16/2024					n/a	26,420	39,630	26,420		$37.85	$38.01	$999,997
Haji Glover			$156,250	$312,500	$468,750				0	0
	10/1/2024								9,730		$30.83	$29.95	$299,976
	10/1/2024					3,244	6,487	12,974			$30.83	29.95	199,994
Jeffrey Mathews			$140,000	$280,000	$420,000				0	0
	10/1/2024								7,785		$30.83	$29.95	$240,012
	10/1/2024					2,595	5,189	10,378			$30.83	29.95	159,977
	10/1/2024		$0	$0	$0				24,327
	10/1/2024					12,163	24,326	48,652			$30.83	$29.95	$749,971
Iole Lucchese			412,500	$825,000	$1,237,500				0	0
	10/1/2024								17,516
	10/1/2024					5,838	11,676	23,352			$30.83	$29.95	$359,971
Sasha Quinton			$253,750	$507,500	$761,250				0	0
	10/1/2024	$							9,730
	10/1/2024					3,244	6,487	12,974			$30.83	$29.95	$199,994

(1)
Represents the potential amounts of cash bonus that can be received for fiscal 2025 under the STIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)
The number of performance stock units granted is shown as the target number of units. Actual payouts are based on the achievement of performance targets. This column shows the threshold, target, and maximum estimated number of performance stock units to be paid for the awards in fiscal 2025 made under the 2021 Stock Incentive Plan. Performance stock units are determined based on average performance metrics for fiscal years 2025, 2026, and 2027 and will vest on the third anniversary from grant date. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Annual Incentive Bonus Plan — Fiscal 2025 Grants.”
(3)
Represents restricted stock units which vest in 33 1/3% increments beginning with the first anniversary from the date of grant, with the exception of Mr. Warwick’s restricted stock unit grant that vested 100% on July 1, 2025 and his performance stock unit grant that vested 100% on July 15, 2025 at target (100%) based upon the HRCC's certification of the applicable performance metrics.
(4)
The exercise price for all stock options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the date of grant.
(5)
This column shows the fair values of performance stock units at target, restricted stock units and stock options as of the grant dates computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value for the Named Executive Officers was $12.20 for the grants received on July 1, 2024.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2025

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2025.

	Grant Date	Option Awards				Stock Awards
Name(1)		Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Peter Warwick	9/21/2015(3)	1,719	0	$43.56	9/21/2025
	9/21/2016(3)	2,112	0	$38.56	9/21/2026
	9/20/2017(3)	3,124	0	$38.61	9/20/2027
	9/26/2018(3)	2,721	0	$43.07	9/26/2028
	9/18/2019(3)	3,471	0	$39.33	9/18/2029
	9/23/2020(3)	8,434	0	$20.48	9/23/2030
	8/02/2021	43,153	0	$33.86	8/2/2028
	7/01/2024	0	10,246	$35.47	7/1/2031	10,572	$182,578
	7/16/2024(4)					26,420	$456,273
Haji Glover	1/22/2024	2,161	4,323	$39.21	1/22/2031	2,040	$35,231
	10/01/2024					9,730	$168,037
	10/01/2024(5)					6,487	$112,030
Jeffrey Mathews(6)	9/20/2022	9,055	4,528	$42.28	9/20/2029	6,504	$112,324
	9/26/2023	4,578	9,157	$36.96	9/26/2030	4,329	$74,762
	10/01/2024					32,112	$554,574
	10/01/2024(5)					29,515	$509,724
Iole Lucchese	9/21/2015	15,972	0	$43.56	9/21/2025
	9/20/2016	19,806	0	$39.16	9/20/2026
	9/19/2017	23,468	0	$38.60	9/19/2027
	9/25/2018	8,540	0	$42.94	9/25/2028
	9/22/2020	53,050	0	$20.63	9/22/2027
	9/22/2021	25,809	0	$33.63	9/22/2028
	9/20/2022	13,583	6,792	$42.28	9/20/2029	2,838	$49,012
	9/26/2023	6,867	13,734	$36.96	9/26/2030	6,494	$112,151
	10/01/2024					17,516	$302,501
	10/01/2024(5)					11,676	$201,645
Sasha Quinton	3/17/2020	28,493	0	$26.51	3/17/2030
	9/22/2020	50,188	0	$20.63	9/22/2027
	9/22/2021	25,809	0	$33.63	9/22/2028
	9/20/2022	11,319	5,660	$42.28	9/20/2029	2,365	$40,844
	9/26/2023	5,722	11,445	$36.96	9/26/2030	5,412	$93,465
	10/01/2024					9,730	$168,037
	10/01/2024(5)					6,487	$112,030

(1)
All stock options granted in fiscal 2024, 2023, 2022 and 2021 vest in 33 1/3% increments beginning on the first anniversary of the date of grant and have a seven year term. The grant made on March 17, 2020 to Ms. Quinton vests in 33 1/3% increments beginning with the first anniversary of the date of grant and has a ten year term. The grant made on July 1, 2024 to Mr. Warwick vest 100% on the first anniversary of the date of grant and has a seven year term. All other grants vest in 25% increments beginning with the first anniversary of the date of grant and have a ten year term.
(2)
The restricted stock units granted on September 20, 2022, September 26, 2023, and January 22, 2024 and October 1, 2024 vest in 33 1/3% increments beginning with the first anniversary of the date of grant. The restricted stock units granted to Mr. Warwick on July 1, 2024 vest 100% on the first anniversary of the date of grant. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $17.27, the closing price of the Common Stock on NASDAQ on May 31, 2025.
(3)
Represents grants received by Mr. Warwick while he was an Outside Director under the 2007 Plan and the 2017 Plan.
(4)
Represents performance stock units with a one year vesting period.
(5)
Represents performance stock units with three one-year performance period vesting on third anniversary from grant date.

(6)
Mr. Mathews stock award on September 20, 2022 includes his annual and a new-hire grant of restricted stock units. The stock awards and performance stock units granted on October 1, 2024 includes his annual and a one-time grant of restricted stock units and performance stock units described under "Compensation Arrangements with Executive Officers" on page 19 above.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired during fiscal 2025 upon the exercise of stock options and upon the vesting of restricted stock units.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Peter Warwick	0	$0	35,530	$1,265,329
Haji Glover	0	$0	1,020	$19,706
Jeffrey Mathews	0	$0	8,668	$269,535
Iole Lucchese	0	$0	9,058	$280,164
Sasha Quinton	0	$0	8,044	$248,984

(1)
In accordance with SEC rule, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates.
(2)
Mr. Warwick had 24,455 performance stock units vest on July 18, 2024 and the closing price was $36.56. Mr. Warwick had 11,075 restricted stock units vest on August 2, 2024 and the closing price was $30.32. Ms. Lucchese had 2,838, Mr. Mathews had 6,504 and Ms. Quinton had 2,365 restricted stock units vest on September 20, 2023 and the closing price was $39.40. Ms. Lucchese and Ms. Quinton each had 2,974 restricted stock units vest on September 23, 2024 and the closing price was $31.30. Ms. Lucchese had 3,246, Mr. Mathews had 2,164 and Ms. Quinton had 2,705 restricted stock units vest on September 26, 2024 and the closing price was $30.18. Mr. Glover had 1,020 restricted stock units vest on January 22, 2025 and the closing price was $19.32.

Pension Plan

The Company does not currently maintain a pension plan.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2025 and the balances thereunder at May 31, 2025.

Name	Executive Contributions in the Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End(1) ($)
Peter Warwick	$0	$0
Haji Glover	$0	$0
Jeffrey Mathews	$0	$0
Iole Lucchese	$0	$0
Sasha Quinton	$0	$0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2025 using, for equity awards, the closing price per share of the Common Stock on that day of $17.27. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. Of the Named Executive Officers, as of May 31, 2025, Mr. Warwick, Mr. Glover, Mr. Mathews, and Ms. Quinton are not retirement eligible under any of the plans and Ms. Lucchese is retirement eligible under all of the plans. The Company does not have a general severance policy applicable to all employees, with the exception of Mr. Warwick, Mr. Glover, and Mr. Mathews, each of whom has an agreed upon severance amount under the terms of his employment agreement, as further discussed on pages 17-20, and such amounts are included in the table on page 21. Accordingly, unless under specifically negotiated arrangements, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 2021 Plan and 2011 Plan and previously purchased restricted stock units under the MSPP in accordance with the relevant terms of the plans.

409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (generally one of the fifty most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

Change-in-control. Neither of the MSPP, the 2021 Plan or the 2011 Plan contain provisions that automatically change the terms of any award or accelerate the vesting of any unvested restricted stock unit, any unvested performance stock unit, or stock option upon a change-in-control. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the: (i) acceleration of vesting of restricted stock units or performance stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units and performance stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change-in-control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the Company’s Common Stock by a single person or group), the Company has presented information in the table on page 28 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units, performance stock unit and stock options and convert restricted stock units and performance stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments received under the STIP (formerly the MIP) through the purchase of restricted stock units under the MSPP. The following table describes the payment provisions for restricted stock units under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.

RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock. Retirement is defined as age 55 or older with 10 years employment.	Vesting is accelerated and RSUs convert into stock.

The 2021 Plan and the 2011 Plan

As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers a combination of stock options, restricted stock units and performance stock units as part of its long-term compensation program.

The following table illustrates the payment provisions upon a termination of employment for stock options, restricted stock units and performance stock unit under the 2021 Plan and the 2011 Plan in effect at May 31, 2025.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted under the 2021 Plan and the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.

Unvested options continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement is defined as age 55 or older and at least 10 years of continuous employment.

Vesting is accelerated. Participant or his or her estate has one year to exercise vested options.
RSUs granted under the 2021 Plan and the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.

Vesting is accelerated and RSUs convert into stock for all unvested RSUs granted more than one year before the date of retirement. Unvested RSUs granted for at least a year or less before the date of retirement are forfeited. Retirement is defined as age 55 or older and at least 10 years of continuous employment.

Vesting is accelerated and RSUs convert into stock.
PSUs granted under the 2021 Plan	Forfeit	Forfeit	Forfeit	Full vesting based on actual performance after the 3-year period.	Upon Death: full vesting at target Upon onset of Disability: full vesting based on actual performance after the 3-year period.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” above, is assumed to receive if a change-in-control had occurred on, May 31, 2025 under the MSPP, the 2021 Plan and the 2011 Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2025, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of a change-in-control. Annual bonuses are discretionary, unless contractually-obligated, and are therefore omitted from the table.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-In-Control ($)
Peter Warwick
Severance(1)	$0	$0	$1,181,119	$0	$0	$2,330,988
2021 Plan Performance Stock Units(1)	$0	$0	$456,273	$0	$456,273	$456,273
2021 Plan Restricted Stock Units(1)	$0	$0	$182,578	$0	$182,578	$182,578
2021 Plan Stock Options(1)	$0	$0	$0	$0	$0	$0
2011 Plan Stock Options(1)	$0	$0	$0	$0	$0	$0
Total	$0	$0	$1,819,971	$0	$638,852	$2,969,840
Haji Glover
Severance(2)	$0	$0	$1,250,000	$0	$0	$0
2021 Plan Performance Stock Units(3)	$0	$0	$0	$0	$112,030	$112,030
2021 Plan Restricted Stock Units(4)	$0	$0	$0	$0	$203,268	$203,268
2021 Plan Stock Options(5)	$0	$0	$0	$0	$0	$0
Total	$0	$0	$1,250,000	$0	$315,298	$315,298
Jeffrey Mathews
Severance(6)	$0	$0	$1,120,000	$0	$0	$0
2021 Plan Performance Stock Units(3)	$0	$0	$0	$0	$509,724	$509,724
2021 Plan Restricted Stock Units(4)	$0	$0	$0	$0	$741,660	$741,660
2021 Plan Stock Options(5)	$0	$0	$0	$0	$0	$0
Total	$0	$0	$1,120,000	$0	$1,251,384	$1,251,384
Iole Lucchese
2021 Plan Performance Stock Units(3)	$0	$0	$0	$0	$201,645	$201,645
2021 Plan Restricted Stock Units(4)	$0	$0	$0	$161,164	$463,665	$463,665
2021 Plan Stock Options(5)	$0	$0	$0	$0	$0	$0
2011 Plan Stock Options(5)	$0	$0	$0	$0	$0	$0
Total	$0	$0	$0	$161,164	$665,309	$665,309
Sasha Quinton
2021 Plan Performance Stock Units(3)	$0	$0	$0	$0	$112,030	$112,030
2021 Plan Restricted Stock Units(4)	$0	$0	$0	$0	$302,346	$302,346
2021 Plan Stock Options(5)	$0	$0	$0	$0	$0	$0
2011 Plan Stock Options(5)	$0	$0	$0	$0	$0	$0
Total	$0	$0	$0	$0	$414,376	$414,376

(1)
Under the terms of his employment agreement as discussed on page 17, in the case of an involuntary termination or a termination for Good Reason (as defined therein), Mr. Warwick is entitled to cash severance in an amount equal to the present value (using the then prevailing rate of interest charged to the Company by its principal lender) of the remaining salary payments under the term of his employment agreement, an amount equal to the cost of medical benefits under the federal COBRA law for Mr. Warwick and his eligible dependents for an eighteen month period, and all outstanding restricted stock units, performance stock units and stock options became fully vested. In the case of involuntary termination or a termination for Good Reason (as defined therein) as a result of a change-in-control, Mr. Warwick is entitled to cash severance in an amount equal to twice the present value (using the then prevailing rate of interest charged to the Company by its principal lender) of the remaining salary payments under the term of his employment agreement, an amount equal to the cost of medical benefits under the federal COBRA law for Mr. Warwick and his eligible dependents for an eighteen month period and all outstanding restricted stock units, performance stock units and stock options become fully vested.
(2)
Under the terms of Mr. Glover’s employment agreement as discussed on page 19, in the case of termination without cause prior to January 2027, Mr. Glover is eligible to receive cash severance in an amount equivalent to 24 months’ salary.
(3)
All amounts represent the payout of the performance stock units held under the 2021 Plan based on the closing price of the Company’s Common Stock on May 31, 2025 of $17.27 per share. Payout valuation in the table above is based on full target amount. Performance stock units have a three-year performance period vesting on the third anniversary from grant date. Under the terms of the 2021 Plan, full vesting at target amount upon death, and full vesting based on actual performance at end of 3-year performance period following retirement or disability. As noted under “Change-in-control”, the table amounts assume full vesting at target amount upon a change-in-control. Also, under the terms of the 2021 Plan, performance stock units are forfeited in the case of a termination for cause or as a result of a voluntary or involuntary termination.
(4)
All amounts represent the payout of the restricted stock units held under the 2021 Plan based on the closing price of the Company’s Common Stock on May 31, 2025 of $17.27 per share. Under the terms of the 2021 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control”, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2021 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of a voluntary or involuntary termination.

(5)
Under the terms of the 2021 Plan and the 2011 Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “Change-in-control” above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated.
(6)
Under the terms of Mr. Mathew’s employment agreement, in the case of termination without cause, Mr. Mathews is eligible to receive cash severance in an amount equivalent to 24 months’ salary.

Pay Ratio

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company determine the ratio of the CEO’s total compensation (under the Summary Compensation Table definition) to that of the Company’s global median employee.

To determine the median employee, the Company made a direct determination from its global employee population, excluding non-US locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of the total employee population. As a result, the Company excluded 200 employees in India, 114 in Malaysia, 6 in Ireland, and 6 in Taiwan out of the global employee population of approximately 6,800. The Company established a consistently applied compensation measure inclusive of base pay, overtime, and incentives. The employee population was evaluated as of March 31, 2025, and reflects paid compensation from June 1, 2024, through March 31, 2025. Where allowed under the rule, the Company has annualized compensation through May 31, 2025 and annualized compensation for employees newly hired in this fiscal year. Non-US compensation was converted to US dollars based on applicable exchange rates as of March 31, 2025.

Based on the above determination, the total compensation (under the Summary Compensation Table definition) for the median employee is $44,451. Using the CEO’s total compensation of $3,300,513 under the same definition, the resulting ratio is 74:1.

PAY VERSUS PERFORMANCE

The following table shows the total compensation for the Company’s Named Executive Officers (“NEOs”) for the past five fiscal years as calculated for Summary Compensation Table (the “SCT”) purposes, the “compensation actually paid” to the Principal Executive Officer (“PEO”) and, on an average basis, the Company’s other NEOs (in each case, as determined under Item 402(v) of Regulation S-K), the Company’s total shareholder return (“TSR”), the TSR of the peer group (as defined below) and the Company’s net income /(loss) and operating income /(loss).

For purposes of the Pay Versus Performance Table, the PEOs and other NEOs for the applicable years were as follows:

•
For fiscal year 2021, Mr. Richard Robinson served as PEO and Mr. Kenneth Cleary, Ms. Iole Lucchese, Ms. Sasha Quinton, Ms. Judith Newman and Mr. Satbir Bedi served as the other NEOs.
•
For fiscal year 2022, Mr. Richard Robinson served as PEO until he unexpectedly passed away on June 5, 2021 and Mr. Peter Warwick served as PEO beginning August 1, 2021. The other NEOs for fiscal 2022 were Mr. Kenneth Cleary, Ms. Iole Lucchese, Ms. Rosamund Else-Mitchell and Ms. Sasha Quinton.
•
For fiscal year 2023, Mr. Peter Warwick served as PEO and Mr. Kenneth Cleary, Ms. Iole Lucchese, Ms. Rosamund Else-Mitchell and Ms. Sasha Quinton served as the other NEOs.
•
For fiscal year 2024, Mr. Peter Warwick served as PEO and Mr. Haji Glover (who joined the Company as the chief financial officer as of January 22, 2024), Mr. Kenneth Cleary (who served as the chief financial officer until January 22, 2024, when he transitioned to President, International), Ms. Iole Lucchese, Ms. Sasha Quinton and Mr. Andrew Hedden served as the other NEOs.
•
For fiscal year 2025, Mr. Peter Warwick served as PEO and Mr. Haji Glover, Mr. Jeffrey Mathews, Ms. Iole Lucchese, Ms. Sasha Quinton served as the other NEOs.

Pay Versus Performance Table

	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO		Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of $100 Investment based on:		Net Income/ (Loss)	Operating Income/ (Loss)
	Robinson (1)	Warwick (1)	Robinson (2)	Warwick (2)			Company TSR (3)	Peer Group TSR(4) (5)
Year	$	$	$	$	$	$	$	$	$	$
2025	N/A	3,300,513	N/A	2,397,172	1,965,682	1,203,180	66.04	371.54	(1,887,295)	15,794,114
2024	N/A	2,038,591	N/A	1,789,890	1,197,289	896,796	132.86	245.04	12,126,191	14,550,314
2023(5)	N/A	3,300,361	N/A	3,844,325	1,602,983	1,908,873	153.57	190.82	86,322,599	106,294,472
2022	37,329	5,178,808	(352,506)	5,557,737	1,762,021	2,093,301	133.08	198.75	80,915,979	97,377,254
2021	1,641,888	N/A	1,474,491	N/A	1,381,961	1,809,614	117.45	205.17	(11,007,069)	(22,723,408)

(1)
As noted above, in fiscal year 2022, Mr. Richard Robinson unexpectedly passed away on June 5, 2021 and Mr. Peter Warwick served as PEO beginning August 1, 2021.
(2)
The table below provides the adjustments required by Item 402(v) to be made to the SCT totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent amounts actually paid to the executive or necessarily the value that will ultimately be realized under equity awards. Rather, it primarily reflects the changes in fair market value of equity awards during the applicable year.
(3)
Total Shareholder Return is based on the performance of a $100 investment in the Company made on May 31, 2020 through the last day of each reported fiscal year with the reinvestment of all dividends.

(4)
Peer Group Total Shareholder Return is based on the performance of a $100 investment in a Company selected peer group made on May 31, 2020 through the last day of each reported fiscal year with the reinvestment of all dividends. The peer group's total shareholder return presented is weighted according to the stock market capitalizations of the peer group members at the beginning of each fiscal year presented. For the fiscal years 2021 and 2022, the peer group consisted of Pearson plc, John Wiley & Sons, Inc. and Houghton Mifflin Harcourt. Houghton Mifflin Harcourt ceased being a publicly traded company as of April 8, 2022; therefore, the cumulative total shareholder return presented for fiscal year 2022 reflects the performance of Houghton Mifflin Harcourt from June 1, 2020 to April 7, 2022. Stride, Inc., an education company with a similar level of revenue to the Company, replaced Houghton Mifflin Harcourt in the peer group beginning with fiscal year 2023.

Accordingly, the peer group for fiscal years 2023 and 2024 consisted of Pearson plc, John Wiley & Sons, Inc. and Stride, Inc; the cumulative total shareholder return presented in the table for those years reflects the impact of the prior peer groups total cumulative shareholder return for fiscal years 2021 and 2022.

If the peer group for fiscal 2023 had consisted of Pearson plc, John Wiley & Sons, Inc. and Houghton Mifflin Harcourt (through April 7, 2022 only), the total shareholder return of a $100 investment made on May 31, 2020 would have been $188.38 for fiscal year 2023.

If the peer group for fiscal years 2021 and 2022 had consisted of Pearson PLC, John Wiley & Sons, Inc. and Stride, Inc., the cumulative total shareholder return would have been $182.15, $163.55, $157.02, $201.63, and $305.72 for fiscal years 2021, 2022, 2023, 2024 and 2025, respectively.

(5)
Amounts for fiscal year 2023 have been updated to reflect STIP bonus amounts for fiscal 2023.

The determination of “compensation actually paid” begins with the total compensation reported in the SCT. In determining compensation actually paid, SEC proxy disclosure rules require that certain adjustments be made to the SCT totals with respect to equity-based and other compensation. For equity-based awards made during the year, the recorded grant date value is replaced with the estimated year-end value. For equity-based awards made in prior years, but paid out during the year, the value at payout is included. And for equity-based awards made in prior years that remain unvested at year-end, the estimated change in value from the beginning to the end of the year is included. For performance-based equity awards, the estimate of year-end value is based upon the “probable outcome” of the performance conditions as of the last day of the fiscal year.

Given the methodology under which “compensation actually paid” is required to be calculated, these amounts are subject to significant fluctuation based on stock price volatility. For discussion of how the HRCC assessed Company performance and the compensation of the NEOs, see “Compensation Discussion and Analysis.”

	2021		2022		2023(1)		2024		2025
	PEO
	Robinson ($)	Warwick ($)	Robinson ($)	Warwick ($)	Robinson ($)	Warwick ($)	Robinson ($)	Warwick ($)	Robinson ($)	Warwick ($)
Summary Compensation Total	1,641,888	N/A	37,329	5,178,808	N/A	3,300,361	N/A	2,038,591	N/A	3,300,513
Deduction of grant date fair value of stock awards granted in fiscal year	0	N/A	0	(2,500,020)	N/A	(999,966)	N/A	(999,965)	N/A	(1,499,987)
Increase in fair value at fiscal year-end of outstanding unvested stock awards granted in fiscal year	0	N/A	0	2,874,060	N/A	1,206,092	N/A	879,402	N/A	666,744
Increased in fair value at vesting of stock awards granted in fiscal year that vested during fiscal year	0	N/A	0	0	N/A	0	N/A	0	N/A	0
Change in fair value of outstanding unvested stock awards granted in prior fiscal years	162,895	N/A	0	0	N/A	214,702	N/A	(122,819)	N/A	(0)
Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	(330,292)	N/A	(389,835)	4,889	N/A	123,136	N/A	(5,319)	N/A	(70,097)
Deduction for fair value as of prior fiscal year-end of stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	0	N/A	0	0	N/A	0	N/A	0	N/A	0
Compensation Actually Paid (2)	1,474,491	N/A	(352,506)	5,557,737	N/A	3,844,325	N/A	1,789,890	N/A	2,397,172

	2021	2022	2023(1)	2024	2025
	Average for Non-PEO NEOs ($)
Summary Compensation Total	1,381,961	1,762,021	1,602,983	1,197,289	1,965,682
Deduction of grant date fair value of stock awards granted in fiscal year	(335,002)	(443,750)	(524,990)	(459,998)	(949,972)
Increase in fair value at fiscal year-end of outstanding unvested stock awards granted in fiscal year	787,363	541,228	529,499	434,869	513,686
Increased in fair value at vesting of stock awards granted in fiscal year that vested during fiscal year	0	0	0	0	0
Change in fair value of outstanding unvested stock awards granted in prior fiscal years	29,376	198,824	180,454	(97,541)	(248,771)
Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	(32,706)	34,979	120,927	(177,824)	(77,445)
Deduction for fair value as of prior fiscal year-end of stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	(21,377)	0	0	0	0
Compensation Actually Paid (2)	1,809,614	2,093,301	1,908,873	896,796	1,203,180

(1)
Amounts for fiscal year 2023 have been updated to reflect STIP bonus amounts for fiscal 2023.
(2)
There was no change in pension values during the fiscal year and no pension service costs; accordingly, no adjustment has been included.

Relationship Between Compensation Actually Paid and Performance Measures

As discussed earlier in “Compensation Discussion and Analysis”, the Company’s general approach is to align compensation to performance. For the fiscal years 2022 and 2023, each of net income, operating income and total shareholder return increased year over year. For the fiscal year 2024, each of net income, operating income and total shareholder returns declined significantly compared to fiscal year 2023. Operating income was significantly reduced in 2024 as a result of lower revenues company-wide (7% decline) and continued spending on new product development and go-to-market initiatives in the Company’s Education Solutions segment. Lower net income and lower total shareholder return are reflective of the declines in operating income. In 2025, operating income increased modestly (9.0%) and revenues rebounded slightly (2.0% increase).

During fiscal 2021 through fiscal 2025, compensation paid to the named executive officers peaked in fiscal 2025. In fiscal 2021, the effects of COVID-19 continued to negatively impact the Company’s book net income and operating income as a large percentage of schools were operating in a remote or hybrid mode. Also in fiscal 2021, the Company extended an offer of employment to Rosamund Else-Mitchell, who became an executive officer of the Company on June 1, 2021; Ms. Else-Mitchell’s employment agreement provided for bonus payments and equity awards in fiscal 2021 and 2022. In fiscal 2022, Richard Robinson, the Company’s long-time chief executive officer unexpectedly passed away early in the first quarter. As the new chief executive officer, Mr. Warwick’s compensation for fiscal 2022 reflects the terms of his employment agreement effective August 1, 2021, including initial equity grants discussed earlier under “Compensation Discussion and Analysis.” In fiscal 2024, Haji Glover joined the Company as the Chief Financial Officer effective January 22, 2024; in connection with his employment, Mr. Glover received a one-time equity grant of $200,000 upon hire and a minimum guaranteed bonus for fiscal 2024 of $200,000. In fiscal 2025, Jeffrey Mathews received a one-time special equity grant intended to have an aggregate value of $1,500,000, with an effective grant date of October 1, 2024, the fixed dollar amount being comprised of 50% restricted stock units and 50% performance-based stock units, relating to his promotion to the role of Chief Growth Officer, in addition to his current business development and investor relations responsibilities, in recognition of the redefinition and expansion of the role of Mr. Mathews intended to place additional focus on the Company's growth opportunities, as well as recognition for his role in bringing the 9 Story Media, Inc. investment opportunity to fruition.

The compensation actually paid to Mr. Robinson in fiscal 2021 was $1,474,491 and a negative ($352,506) for fiscal 2022, reflecting the impact of his passing on his outstanding equity awards. As noted above, Mr. Warwick became the chief executive officer on August 1, 2021 and his compensation actually paid for fiscal 2022 of $5,557,737 reflects his employment agreement and sign-on awards. For the other NEOs, their compensation actually paid during this period increased from $1,809,614 in fiscal 2021 to $2,093,301 in fiscal 2022 and decreased to $1,908,873 for fiscal 2023 and further decreased in fiscal 2024 to $896,796 and then increased to $1,203,180 in fiscal 2025. As noted above, fiscal 2024 compensation reflects Mr. Glover’s partial year status and his one-time grant and minimum guaranteed bonus in connection with his joining the Company. SCT compensation and compensation actually paid for fiscal 2024 for Mr. Warwick and other NEOs decreased compared to the prior years presented in part as a result of not meeting Corporate Operating Income goals, which comprised a significant portion of their 2024 STIP bonus. In 2025, both Mr. Warwick’s and the other NEO’s actual compensation increased from fiscal 2024. Part of this increase was attributable, as noted above, to the special award to Mr. Mathews in fiscal 2025 and to the fact that Mr. Glover was compensated for a full year in fiscal 2025. Also contributing to the increased compensation actually paid to Mr. Warwick and the other NEOs in fiscal 2025 was the fact that Corporate Operating Income in fiscal year 2025 satisfied the minimum level required under that criteria for the payment of bonuses under the STIP, resulting in a bonus pool of 60.84% of the target pool against a bonus pool of 38.7% in fiscal 2024 when the minimum level Corporate Operating Income was not satisfied.

2025 Most Important Performance Measure

In addition to net income and TSR, we believe that operating income is the most important financial performance measure used to link compensation actually paid to the NEOs to Company performance. Each of these measures are reported in the Pay Versus Performance Table.

STIP Funding

Corporate Operating Income targets, Divisional Operating Income targets (for business units) and Departmental Budget Objectives (for staff positions) and agreed individual goals are used to determine the funding of and payouts under the STIP as described above under “Compensation Discussion and Analysis.” Corporate Operating Income, Division Operating Income and Department Budget Objectives are each non-GAAP measures that are defined above under “Compensation and Discussion Analysis – Fiscal 2025 STIP Bonuses.”

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2025.

Plan Category			Number of securities
remaining available for
	Number of securities to	Weighted average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity Compensation plans approved by security holders
Common Stock	2,663,798	$30.90	1,647,589(1)
Class A Stock	−	−	−
Equity Compensation plans not approved
by security holders	−	−	−
Common Stock	−	−	−
Class A Stock	−	−	−
Total	2,663,798	$30.90	1,647,589
(1)
Includes 460,053 shares of Common Stock available at May 31, 2025 under the ESPP; 87,742 shares of Common Stock available at May 31, 2025 under the MSPP; 1,002,900 shares of Common Stock available at May 31, 2025 under the 2021 Plan and 96,894 shares of Common Stock available at May 31, 2025 under the 2017 Director Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.

Stock Ownership Guidelines

The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities acquired through participation in any of the Company’s incentive, retirement or stock purchase plans based on the value of Common Stock, but excluding options to purchase Common Stock. At May 31, 2025, Mr. Warwick is in his fourth year, Mr. Glover is in his second year and Ms. Quinton is in her fifth year of being subject to the Stock Ownership Guidelines, each of whom is subject to the six year phase-in rule. Ms. Lucchese has reached her eighth year and currently has 160% of her required ownership level, exclusive of any shares attributed to her under the Estate of Mr. Robinson.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of fewer than three or more than fifteen directors. In March 2024, the Class A Stockholders set the Board at eleven directors. At the Board meeting held on July 16, 2025, David J. Young resigned as a director elected by the holders of Class A Stock and Alix Guerrier, following his resignation as a director elected by the holders of Common Stock, was elected by the Directors elected by the holders of Class A Stock to fill the vacancy created by Mr. Young’s resignation. At the meeting, John L. Davies also resigned as a director elected by the holders of Common Stock and each of Milena Alberti and Anne Clark Wolff were elected by the remaining director elected by the holders of Common Stock to fill the vacancies created by the resignations of John L. Davies and Alix Guerrier.

The Board recommends that Class A Stockholders vote FOR each of the eight nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of the Common Stock vote FOR each of the three nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

			Director
Name	Principal Occupation or Employment	Age	Since

Andrés Alonso	CEO Andres A. Alonso, LLC; Weehawken, NJ; Special Trustee, Public School Districts Opioid Recovery Trust; and Former Co. Chair, Public Education Leadership Project, Harvard University, Cambridge, MA	68	2015

Robert Dumont	Principal, Robert Dumont, PLLC, New York, NY	73	2021

Alix Guerrier	Chief Executive Officer, DonorsChoose.org, Washington, D.C.	48	2024

Kaya Henderson	Executive Vice President and Executive Director, Center of Rising Generations, Aspen Institute, Washington, D.C.	55	2024

Linda Li	Chief of Staff to the CEO and VP, Strategic Operations, Pinterest, San Francisco, CA	37	2022

Iole Lucchese	Chair of the Board and Executive Vice President, Chief Strategy Officer and President, Scholastic Entertainment	58	2021

Verdell Walker	Former Head of Programming, New Formats, Spotify USA Inc., Los Angeles, CA	38	2021

Peter Warwick	President and Chief Executive Officer of the Company	73	2014

Nominees for Election by Holders of Common Stock

			Director
Name	Principal Occupation or Employment	Age	Since

Milena Alberti	Former Chief Financial Officer, Getty Images Inc., New York, NY	52	2025
James W. Barge	Chief Financial Officer, Lions Gate Entertainment Corp., Santa Monica, CA	70	2007
Anne Clarke Wolff	Chief Executive Officer, Independence Point Advisors, New York, NY	60	2025

Andrés Alonso. Dr. Alonso is Special Trustee of the Public School Districts' Opioid Recovery Trust, a court-appointed position charged with overseeing the distribution of grants to public school districts to address the damage caused by the opioid crisis. He is also an educational advisor to foundations and large urban school districts and state governments in the United States and Latin America. He is the Former Co-Chair of the Public Education Leadership Project (PELP), a collaboration between principally the Harvard Graduate School of Education (HGSE) and Harvard Business School, as well as faculty of other Harvard schools, to support the effectiveness of leadership teams in large urban school districts in the United States. Dr. Alonso served as Professor of Practice at HGSE from 2013 to 2018, teaching on driving change, school reform and the leadership of instruction, and helping lead the Education Degree in Leadership Doctorate program. Previously, he led the Baltimore City Public Schools as Chief Executive Officer from 2007 to 2013. From 2006 to 2007, Dr. Alonso served as Deputy Chancellor of Teaching and Learning, and from 2003 to 2006, as Chief of Staff for Teaching and Learning, at the New York City Department of Education. From 1987 to 1998, Dr. Alonso taught special needs and English language learners in the Newark, NJ, public school system. Dr. Alonso earned a BA from Columbia and a JD from Harvard Law School and practiced law in New York City from 1982 to 1984, prior to determining to enter the teaching profession. Dr. Alonso received a doctorate in education from Harvard in 2006. Dr. Alonso is actively involved with many institutions, including as a trustee of the William T. Grant Foundation, a trustee of the Data Quality Campaign, a trustee of the Panasonic foundation, a former trustee and former chair of the Carnegie Foundation for the Advancement of Teaching, a former board member of the Annenberg project and a present member and former trustee of the Teachers College of Columbia University President's Advisory Council. He is the past chair of the Reporting and Dissemination Committee of the National Assessment Governing Board.

Robert L. Dumont. Mr. Dumont is an attorney and currently the principal of Robert Dumont PLLC, a boutique law firm specializing in tax and estate planning for international private clients and family offices. Mr. Dumont established his private practice after thirty years of experience with large organizations: first as a partner in the law firm of Baker & McKenzie LLP and then as the leader of Deloitte Tax LLP’s international private client practice. Mr. Dumont is a member of the Bar of the State of New York, the Bar of England and Wales (non-practicing solicitor) and the Society of Trust and Estate Practitioners (STEP).

Alix Guerrier. Mr. Guerrier currently serves as the Chief Executive Officer for DonorsChoose, a leading nonprofit organization that supports public schools in the United States through the use of its crowdfunding platform. As CEO, Mr. Guerrier works to ensure DonorsChoose maintains a focus on equity while expanding its broad appeal and advancing its mission to serve students in every community. Prior to DonorsChoose, Mr. Guerrier served for three years as the CEO of GlobalGiving, a nonprofit organization and global crowdfunding community that enables donors to support charitable projects around the world. In 2011, Mr. Guerrier co-founded LearnZillion, an educational technology company offering school districts a free, cloud-based curriculum, which was subsequently acquired by Edgenuity and Weld North Education. Prior to that, Mr. Guerrier had a five-and-a-half-year career with McKinsey & Company, first as an Associate in the company's Healthcare Practice and then as an Engagement Manager and Expert in McKinsey's Education Practice. Mr. Guerrier began his career in education by serving as a teacher for the Pan American School of

Porto Alegre in Brazil and then as a sixth-grade math and science teacher at Costaño Elementary School in East Palo Alto, California, as part of Teach for America. He then spent two years as a math teacher for Leadership High School in San Francisco, California. Mr. Guerrier has an AB degree in Physics from Harvard University, a Master's degree in Education from Stanford University, and an MBA from Stanford University.

Kaya Henderson. Ms. Henderson serves as the first Executive Vice President and Executive Director for the Center for Rising Generations at the Aspen Institute. Rising Generations represents a historic investment the development and leadership journeys of children and young adults, as well as those who support them. Ms. Henderson’s role builds on the core foundation of her career: centering children and supporting their futures. Previously, she served as Chief Executive Officer of Reconstruction US, and from 2007 to 2016, she held senior leadership roles in the District of Columbia Public Schools as Deputy Chancellor, Interim Chancellor and then Chancellor. Under her leadership, the school district experienced consecutive years of enrollment growth, an increase in graduation rates, and major gains in reading and math performance, among other improvements. In her early career, Ms. Henderson taught Spanish to 6-8 grade students via Teach for America, where she ultimately served as Executive Director in Washington, D.C., before spending seven years with The New Teacher Project. Ms. Henderson has a BS degree in Foreign Service, a Master of Arts in Leadership, and an Honorary Doctorate of Humane Letters from Georgetown University, and an Honorary Doctorate of Humane Letters from Trinity Washington University.

Linda Li. Ms. Li is a dynamic and purpose-driven leader who brings extensive experience in driving growth and innovation in the consumer technology and media sectors. She currently serves as Chief of Staff to the CEO and VP, Strategic Operations at Pinterest. She previously held the position of Senior Vice President & General Manager of Wirecutter at The New York Times, where she transformed Wirecutter into the leading product recommendation service in the country. Before Wirecutter, she led strategy and launched products in various roles at Facebook, The New York Times, and Lending Club. She began her career in management consulting, where she became chief of staff to the Chairman & Managing Director of McKinsey Asia. Ms. Li has an MBA, Master in Public Policy, and AB with distinction from Harvard University.

Iole Lucchese. Ms. Lucchese was appointed Chair of the Board in July 2021 and is the Executive Vice President and Chief Strategy Officer of the Company. She also serves as President, Scholastic Entertainment and formerly served as Co-President and, subsequently, as President of Scholastic Canada. As Chief Strategy Officer, Ms. Lucchese advances the Company’s strategic and creative initiatives across all business units, including new initiatives, existing business transformation, and cross-Company marketing. Ms. Lucchese has a strong track record of achieving change over the course of her thirty years at the Company, including the significant expansion of the book publishing and distribution group during her senior management roles with Scholastic Canada, cementing the Company’s position as the #1 children’s book publisher in that market. In addition to her corporate oversight, Ms. Lucchese is also responsible for the Company’s digital content and e-commerce strategy, ensuring modernization and a direct-to-parents approach. As President, Scholastic Entertainment, Ms. Lucchese has overseen a rapid expansion of the award-winning division, bringing Scholastic’s highly-engaging intellectual property to new formats and reaching new audiences and enhancing the strength of the Company’s brand.

Verdell Walker. Ms. Walker is a seasoned consumer-oriented Content and Marketing professional and board director with significant expertise in the kids and family entertainment space. Further, she has a proven track record of developing and executing innovative strategies that achieve bottom line growth and increase brand value. Since November 2020 and until August 2023, Ms. Walker held positions at Spotify, Inc. as the Head of Kids Audio Content and, subsequently, the Head of Programming, New Formats, where she was responsible for content strategy and innovation. Before joining Spotify, Ms. Walker was a Global Brand & Content Marketing Manager for the Thomas & Friends™ franchise at Mattel, Inc. Ms. Walker has also held roles at Sesame Workshop, The Wall Street Journal, and Goldman Sachs. A graduate of Harvard Business School, Ms. Walker also graduated Phi Beta Kappa from Trinity College, CT. She holds the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute at Carnegie Mellon University and the National Association of Corporate Directors.

Peter Warwick. Mr. Warwick was elected as the Company’s President and Chief Executive Officer in July 2021 and has worked in the publishing and information industry for more than forty years, having most recently served as the Chief People Officer of Thomson Reuters from 2012 until his retirement in 2018. Prior to that, he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Mr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including being Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional.

Milena Alberti. Ms. Alberti is a seasoned finance and media executive with over 30 years of corporate and board experience. She spent most of her corporate career at Penguin Random House, the world's largest book publisher, across a variety of roles, including Mergers & Acquisitions, Spanish Language publishing and serving as the company's Global and US Chief Financial Officer. Ms. Alberti also was the Chief Financial Officer of Getty Images, Inc., the world's leading visual content company, and MediaMath, a demand-side platform for programmatic marketing and advertising. Ms. Alberti has extensive public and private board experience. She is currently the chair of the board of Pitney-Bowes Inc. and is a director and audit committee chair of Allurion Technologies. She also serves on three private company boards in digital library distribution, book publishing, and television advertising, respectively: Overdrive, International Literary Properties, and Simulmedia. She currently serves on two not-for-profit boards: National Public Radio and Jumpstart, an early education organization. She previously served on the board of Digimarc Corporation and the board of directors of The University of Pennsylvania Executive Fund. Ms. Alberti has a Bachelor of Arts from the University of Pennsylvania, and a Master of Business Administration from Harvard Business School.

James W. Barge. Mr. Barge is the Chief Financial Officer of Lionsgate Entertainment Corp., where he has oversight of all financial operations, information technology, and planning and setting strategy as a member of the Company’s Executive Committee. From 2010 to 2012, he served as the Executive Vice President, Chief Financial Officer of Viacom Inc., having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007 with company-wide responsibilities encompassing financial oversight of Time Warner’s various business units, including publishing operations Time Inc., Little Brown, and Warner Books. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting matters. While at Ernst & Young, Mr. Barge served clients across a wide variety of industries, and larger client responsibilities included The Coca-Cola Company and Warner Bros. Mr. Barge is an Emeritus member of the Alumni Board for the Terry College of Business at the University of Georgia.

Anne Clarke Wolff. Ms. Wolff is a 30-year transformational leader in the financial services industry with expertise managing large scale global businesses and working with companies through financial life-cycles – from initial public offerings to mergers and acquisitions. In 2021, Ms. Wolff founded Independence Point Advisors ("IPA"), a purpose-built modern investment bank and advisory firm, where she serves as Chief Executive Officer. Prior to IPA's launch, Ms. Wolff spent most of her career managing businesses focused on banking relationships, access to capital markets as well as treasury transformation. During her roles building Bank of America's $10 billion Global Corporate Banking business, and as Head of Sales for JP Morgan's Treasury and Securities Services business, Ms. Wolff advocated for the integration of technology and banking to drive business results. She also served as Head of North America Corporate Banking at Citigroup and has

been repeatedly recognized as one of The Most Powerful Women in Banking by American Banker and Notable Women in Finance by Crain's New York. Ms. Wolff has served on the board of Amphenol Corporation since 2018, where she chairs the finance committee and sits on the audit, governance and nominating committees. She has also been on the board of The Public Theater since 2017. Ms. Wolff has a Bachelor of Arts, English & Economics from Colby College, and a Master of Business Administration from Northwestern University.

The Board and the Nominating and Governance Committee believe that it is essential that Board members represent diverse viewpoints. Experience in business, in government and education and in media and entertainment are factors in the selection process. The value of diversity on the Board will also be considered when evaluating nominees including diversity of background, gender, race, ethnic or geographic origin and age. The diverse backgrounds and experience of the current members of the Board combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company's business and strategies. The qualifications of the current and nominated members of the Board include:

Andrés Alonso

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Significant experience in all areas of public education as a teacher and administrator centered on challenges and issues involved in urban public education and school systems.
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Administrative, management and operational experience through responsibility as head of a major city school system, the Baltimore public school system, and the issues involved in managing and operating school districts and education departments.
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An innovative leader in education reform and developing new strategies to succeed in the education of children, the primary mission of public education.
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Significant experience through his leadership in urban city school districts in working with and fostering communication and common ground among all of the communities which the Company serves - teachers, educators, parents and children.

Robert L. Dumont

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Significant legal, tax and policy expertise.
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Experience advising family offices and heirs.
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Considerable executive experience and leadership.

Alix Guerrier

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Significant executive and management experience in the not-for-profit and for-profit sectors.
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Deep understanding of guiding mission-driven organizations to promote equity for all communities.

Kaya Henderson

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Significant executive, management, and leadership experience in the for-profit sector.
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Operational experience through responsibility for public education as Chancellor for the District of Columbia Public Schools.
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Through innovation, managed improvement in the operation of public education departments.
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Leader in the school district focused on increasing enrollment and graduation rates, as well as providing more advanced course options for students and work related to teacher retention in order to improve student performance.

Linda Li

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Significant executive and management experience.
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Leadership experience with direct responsibility for technology functions and the production of digital content for media properties.
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Extensive understanding of strategic planning and operations.

Iole Lucchese

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Proven track record in advancing the Company’s strategic and creative initiatives across all operating units.
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Extensive leadership in business transformation and operational experience in corporate strategy, publishing, entertainment, digital media and marketing and branding.
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Significant international experience, holding senior executive positions in Canada and the U.S.
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Children’s media content expertise, including advising on the Company’s new product and program offerings.

Verdell Walker

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Deep understanding of content creation and growing direct-to consumer brands, particularly in the children’s entertainment market.
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Experience in leading digital transformation of businesses.
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Comprehensive understanding of children’s media landscape.
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A generational perspective consistent with demographics of the Company’s customers.
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Cybersecurity expertise, having received a CERT Certificate in Cybersecurity Oversight.

Peter Warwick

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Significant executive, business and operational experience in both educational and information publishing.
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Experience of successfully managing businesses that combine books and journals with online and software products and services, and managing the transition from print to digital.
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Significant international experience, holding senior executive positions in the U.K., Asia Pacific and U.S.
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Knowledge and experience of the critical role of human resources as the former Chief People Officer of a publicly-held company with over 50,000 employees globally.

Milena Alberti

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Significant executive leadership experience in book publishing and media companies.
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Extensive corporate finance expertise.
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Expansive board experience across both public and private sectors.
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Proven experience leading large teams through comprehensive financial analysis and reporting, including during the largest merger in book publishing history.

James W. Barge

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Significant executive and management experience in media and entertainment.
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Extensive understanding of financial operations, treasury, tax, accounting, risk management and finance matters for multinational media companies.
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Significant experience in using technology to achieve business objectives.
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Significant experience in financial reporting and accounting and financial control matters involving publicly-traded companies.
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Broad financial experience, including experience as a certified public accountant.

Anne Clarke Wolff

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Recognized leader in the financial services industry.
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Expertise managing large-scale global businesses and guiding companies through initial public offerings to mergers and acquisitions.
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Broad industry experience in corporate banking, capital markets, and advisory services.
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Extensive board service on public company boards that includes roles on the audit committee, governance and nominating committee, as well as chair of the finance committee.

Board Composition

The basic composition of the Board, following the Board meeting held on July 16, 2025, is comprised of six women and five men, representing a broad range of experience and demographic backgrounds, which, as indicated in the foregoing information concerning the eleven nominees and their qualifications, includes experience with publishing, education, marketing, finance (including both audit and investment experience), operations and technology, all with significant management experience from a human resources perspective. The current members of the Board also represent a range of multicultural backgrounds which provides a level of Board oversight that aligns with the broad base of children, including their parents and other caregivers, including their educators, who are the primary customers of the Company.

Board Leadership Structure and Risk Oversight

The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk identification and risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation (including executive compensation) and retirement programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The Technology, Data and Supply Chain Committee provides oversight in respect to the risk profile of the Company as it relates to the Company’s computer systems and computer software applications, infrastructure and platforms, including cybersecurity strategy and the security of systems and information databases, as well as competitive, marketplace and financial risks in connection with technology. Additionally, the Technology, Data and Supply Chain Committee periodically reviews specific systems risk areas, including disaster recovery preparedness, security against data breaches and the identification of data breaches, reliability of systems performance and systems obsolescence, as well as the Company’s privacy (including the treatment of personally identifiable information (PII) and other customer data), data retention and data protection policies and practices, as well as the role of AI and related risks. The roles and responsibilities of these committees are discussed in more detail below. Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Environmental, Social and Governance (“ESG”) Oversight

The Board is focused on helping identify and address environmental, social and governance risks and opportunities that are material and impactful to the Company’s brand and its business in ways that align with the Company’s mission. The Board has ultimate responsibility for overseeing the Company’s ESG practices, policies and initiatives, and receives periodic updates from members of management who have the day-to-day responsibility for these matters.

Oversight is handled either at the Board level or by one of the standing committees, each of which reports regularly to the Board:

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Environmental — As part of its general oversight of the Company’s supply chain and manufacturing processes, the full Board, with the assistance of the Technology, Data and Supply Chain Committee, reviews environmental-related risks that may impact the Company and its brand.
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Social — Inclusion and succession planning are overseen by the full Board, while the HRCC is responsible for the review of the Company’s compensation structure and pay practices. In both of the above contexts, the Human Resources Department of the Company works closely with the Board and the HRCC.
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Governance — The Nominating & Governance Committee oversees corporate governance matters, including advising on board structure and composition as well as desired Board competencies and key policies, and making recommendations to the Board regarding the board composition and board succession planning. The Technology, Data and Supply Chain Committee oversees data and business processes governance.

The Board’s Role in Human Capital Management

Recognizing the critical importance of executive leadership to the success of the Company, the HRCC, reporting to the Board, and in conjunction with senior Human Resources management, regularly discusses management succession at the Company dealing with various levels of the management structure. On at least an annual basis, Company management reviews with the Board the Company’s leadership succession plans for senior leadership roles. In addition, the HRCC annually evaluates the performance of the Chief Executive Officer and makes compensation recommendations based thereon.

In addition to succession planning and leadership development, the Board and the HRCC regularly review and discuss with management matters related to human capital management, including talent development, company and workplace culture and compensation and benefits. In addition, the Board and its committees regularly review and discuss with management various strategies and initiatives to support the health, safety and well-being of employees.

Meetings of the Board and its Committees

Five regular meetings and one special meeting of the Board were held during the fiscal year ended May 31, 2025. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the fiscal year by all standing committees of the Board of which they were a member.

The Board currently has five standing committees: Executive; Audit; Human Resources and Compensation; Nominating and Governance; and Technology, Data and Supply Chain. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com, and regularly reports to the Board on its deliberations and actions, which are also submitted to the Board for ratification as appropriate.

Executive Committee. Iole Lucchese and Peter Warwick are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2025, as all urgent matters occurring during fiscal 2025 were handled by the full Board. There is currently one vacancy on the Executive Committee.

Audit Committee. James W. Barge (Chairperson), John L. Davies, Robert Dumont and David Young were the members of the Audit Committee for the fiscal year ended May 31, 2025. Mr. Davies and Mr. Young, who did not intend to stand for reelection at the Annual meeting, resigned from their Board and Board Committee positions at the Board meeting held on July 16, 2025 and, in addition to the election of Ms. Alberti and Ms. Wolff as Directors, the Board appointed Ms. Alberti and Ms. Wolff as members of the Audit Committee to replace Mr. Davies and Mr. Young. Each member of the Audit Committee is (and Mr. Davies and Mr. Young were) independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all of the current Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Barge qualifies as a designated financial expert based upon his business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent public registered accountants and pre-approves any non-audit services to be provided by them, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits and meets with both the internal auditors and the independent public registered accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Company fully outsources its internal audit function to one of the big four accounting firms that does not serve as its independent registered public accountants, which functions as the Company’s internal audit team and reports directly to the Audit Committee. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held five regular meetings and no special meetings during the fiscal year ended May 31, 2025.

Human Resources and Compensation Committee. John L. Davies (Chairperson), Alix Guerrier, Kaya Henderson, Linda Li, and David Young were the members of the Human Resources and Compensation Committee (the "HRCC") for the fiscal year ended May 31, 2025. As noted above, Mr. Davies and Mr. Young, who did not intend to stand for re-election at the Annual Meeting, resigned from their Board and Board Committee positions at the Board meeting held on July 16, 2025 and, in addition to the election of Ms. Alberti as a Director, the Board also appointed Ms. Alberti as a member of the HRCC to replace Alix Guerrier, who was appointed to other committees as noted below, and Mr. Barge was added to the HRCC as a new member with Ms. Li being designated as the new Chairperson. Accordingly, the current members of the HRCC are Linda Li (Chairperson), Milena Alberti, James W. Barge and Kaya Henderson. Each member of the HRCC is independent, as defined under the current applicable NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below. In addition to its human resources responsibilities, the HRCC Committee acts on behalf of the Board in its capacity as settlor of the trust underlying the Company’s 401(k) Plan (the “401(k) Plan”) and with respect to the powers enumerated therein, including the power to amend or terminate the 401(k) Plan. The HRCC Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the 401(k) Plan, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the 401(k) Plan. The HRCC held five regular meetings and one special meeting during the fiscal year ended May 31, 2025.

Nominating and Governance Committee. Andrés Alonso (Chairperson), James W. Barge, Robert Dumont, Alix Guerrier and Verdell Walker are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held three meetings during the fiscal year ended May 31, 2025.

Technology, Data and Supply Chain Committee. Verdell Walker (Chairperson), Andrés Alonso, Alix Guerrier and Linda Li are the current members of the Technology, Data and Supply Chain Committee. The primary objectives of the Technology, Data and Supply Chain Committee are, as more fully described under “Board Leadership Structure and Risk Oversight” above, (i) to provide assistance to the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to the Company’s computer systems and software applications, including cybersecurity strategy, as well as the Company’s privacy, data retention and data protection policies, and reporting its observations to the full Board; (ii) to provide oversight and guidance in respect to the Company’s information databases and the uses of such data by the Company’s operating businesses in the business activities of the Company; and (iii) to provide guidance in respect to the Company’s product development process, including design and relevant technologies, with the objectives of enhancing the customer experience and driving customer satisfaction and the Company’s business success. Oversight and guidance in respect to the Company’s supply chain and production processes are also provided through the Technology, Data and Supply Chain Committee to assist the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to these operational risks. The Technology, Data and Supply Chain Committee held five meetings during the fiscal year ended May 31, 2025.

Corporate Governance

As part of the Company’s corporate governance practices, the Board has adopted the Guidelines, as amended, which are summarized below. The full text of the Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company, Attention Corporate Secretary, at Scholastic Corporation, 557 Broadway, New York, NY 10012. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, all of which have been approved by the Board, are vital to securing the confidence of the Company’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. The Guidelines require a majority of independent directors and provide for a board of nine to fifteen directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board determined that all persons who served on the Board in fiscal 2025, other than Mr. Warwick and Ms. Lucchese, who are current executive officers of the Company, were independent, as defined in the NASDAQ listing standards.

Lead Independent Director. The Guidelines provide for a Lead Independent Director, and Mr. Barge was appointed by the non-employee directors of the Company (the “Outside Directors”) as the Lead Independent Director following the 2015 annual meeting of stockholders. As described in the Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chair of the Board and the Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead Independent Director is responsible for advising each of the Chair of the Board and the Chief Executive Officer of decisions reached or suggestions made at executive sessions. Mr. Barge receives an annual retainer of $25,000 for services performed as the Lead Independent Director.

Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission and values. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board. Although there is no specific policy regarding Board composition, the Nominating and Governance Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas.

The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for new director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise or to add particular competencies, and the qualifications of other potential nominees.

Use of Executive Search Firms. The Company has regularly retained the services of executive search firms to assist it in identifying possible candidates for nomination for election to the Board. The Company retained Korn Ferry to help the Company identify suitable candidates for election as directors to fill the vacancies resulting from the decisions of Mr. Davies and Mr. Young to retire from the Board.

Policy regarding Age and Tenure. In July 2014, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines addressing director age and tenure. The amendments provide: (i) in the case of age, for a retirement age of 75 and that a director who has reached age 75 may not stand for re-election to the Board at the next annual meeting of stockholders following such director reaching age 75, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 for election if it believes that, under the circumstances, it is in the Company’s best interests, and (ii) in the case of tenure, while no term limits shall apply, a director’s tenure as a member of the Board of Directors, including continued assessment of the director’s independence, will be considered, among other factors, in connection with re-nomination.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person, either physically or through virtual meetings, or by telephone. Management provides all directors with an agenda and relevant written materials as available in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed any materials provided in advance of the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Barge presides over those sessions as Lead Independent Director.

Director Attendance at Company Annual Meetings of Stockholders. Directors are encouraged to attend the Company’s annual meetings of stockholders. Nine directors attended the virtual 2024 Annual Meeting of Stockholders.

Annual Self-Assessment. The Board generally makes an annual self-assessment of its performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process. The Board completed and discussed the results of its annual self-assessment for fiscal 2024 at its May 2025 meeting.

Access to Management and Advisors. Directors have access to the Company’s management and, as necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors have been encouraged to own Company stock in an amount that is appropriate for them, although the Company had not previously had any formal equity ownership requirements for members of the Board. During fiscal 2024, the Board considered and adopted, at its September 2023 Board meeting, formal stock ownership guidelines applicable to non-employee directors. The new Outside Director Stock Ownership Guidelines so adopted require each non-executive director (“Outside Director”) to own Common Stock of Scholastic equal in value to at least three (3) times the annual Board cash retainer (currently $95,000 annually), with a five-year phase-in period to meet such requirement after becoming subject thereto. A Director who is also an executive officer of the Company is subject to the separate stock ownership guidelines applicable to senior management and not to these guidelines. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities owned directly (including through open market purchases, vesting of restricted stock units or exercise of stock options); stock held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members; deferred, restricted or performance stock units or restricted shares awarded pursuant to any equity incentive plan applicable to Outside Directors, including any provisions thereof relating to tax-deferred stock units, whether or not vested; and the “in-the-money” value of vested stock option awards.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to the high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

Insider Trading; Hedging Policy. The Company has a written insider trading policy. The Company has not, to date, adopted a specific stand-alone hedging policy. However, the Company’s insider trading policy contains prohibitions on certain types of hedging activities by employees, including prohibitions on short sales of the Company’s stock, as well as sales of uncovered call or put options and purchases of put options on the Company’s stock. The Company has no reason to believe that its directors and executive officers have been engaged in any hedging transactions in violation of such prohibitions, but it will continue to monitor securities transaction activities and may in the future adopt additional specific restrictions on hedging activities. The Company has on occasion permitted executives and directors to pledge shares of Common Stock in support of bona fide loans for legitimate purposes, including, as noted under “Share Ownership of Management” above, for Mr. Barge.

HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to address compensation and workforce management matters, including reviewing regulatory developments that may impact the Company’s compensation arrangements and considering amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the STIP, or from an established contingency pool thereunder, for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting or its September meeting, the HRCC establishes performance criteria for annual bonuses to be awarded under the STIP or any successor plan or program for the current fiscal year. The HRCC customarily considers and approves any changes in base salary of senior executive officers, including the Named Executive Officers, at its regular meeting in July, with any changes becoming effective as determined at such meeting.

Under the Company’s current practice, equity-based compensation awards to senior management, including the Named Executive Officers, under the Company’s stock incentive plans are typically considered and made each year at the scheduled September meeting of the HRCC, which occurs shortly before the announcement of the Company’s earnings for its first fiscal quarter. Except in limited circumstances, other than in connection with grants being made to new hires, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings. All equity awards are generally made at fair market value on the effective date of grant, which, unless otherwise contractually required, is no earlier than the date on which the HRCC approves the grant. Under the 2021 Plan and the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the effective date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. Please refer to page 17 for a description of the terms of the employment agreement with Mr. Warwick, who became the Company’s President and Chief Executive Officer on August 1, 2021. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department and, as requested, input from the independent compensation consultant, Pay Governance LLC, retained by the HRCC.

The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants.

As an annual practice, the HRCC reviews certain factors relative to the independence status of the Company’s compensation consultants, Pay Governance LLC. After such review in fiscal 2025, the HRCC unanimously determined that Pay Governance LLC was independent. Pay Governance LLC performs no services for the Company other than to the HRCC in relation to compensation matters.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest. The Scholastic Code of Ethics, which is posted on investor.scholastic.com, sets forth standards applicable to all employees, officers and directors of the Company and generally prohibits, unless disclosed and approved, transactions that could otherwise result in a conflict of interest. Any waiver of the Scholastic Code of Ethics for any executive officer or director of the Company requires the approval of the Audit Committee. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, and on a Current Report on Form 8-K filed with the SEC.

Director Compensation

For fiscal 2025, each Outside Director of the Company was entitled to receive a cash retainer of $95,000 for his or her services as a director, and each Committee chairperson was entitled to receive additional amounts for the chairperson’s duties at the rate of $15,000 in the case of each of the chairpersons of the Technology, Data and Supply Chain Committee, the Nominating and Governance Committee and the HRCC and $20,000 for the chairperson of the Audit Committee, with the Lead Independent Director receiving $25,000 for his services performed in that role.

In addition, the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (as amended and restated, the “2017 Plan”) provides for annual equity awards to the Outside Directors on the date of each annual meeting of stockholders. The Board, at its July 2024 meeting, determined that, for fiscal 2025, the annual equity award for each Outside Director would have a value of $125,000, with 100% of such value to be awarded as restricted stock units. Pursuant to the 2017 Plan, the fair value of the restricted stock units was based upon the fair market value of a share of Common Stock on September 18, 2024, the date of the 2024 Annual Meeting of Stockholders. Pursuant to the terms of the 2017 Plan, the restricted stock units (and stock options when granted) vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Accordingly, with regard to the grant of restricted stock units made on September 18, 2024, the entire grant vests on September 17, 2025, the date of the 2025 Annual Meeting of Stockholders. The Board, at its July 16, 2025 meeting, determined that, for fiscal 2026, the value of the equity grant would continue to be $125,000 and would continue to be awarded entirely as restricted stock units. Pursuant to the 2017 Plan, the fair value of the stock options previously awarded was determined based upon the Black-Scholes model of calculating the fair value of a stock option, including the use of an exercise price equal to the fair market value of a share of Common Stock on the date of each grant.

The Board, at its September 2023 meeting, approved an amendment to the 2017 Plan to permit the Outside Directors to elect a tax deferral option in respect to restricted stock unit awards under the 2017 Plan pursuant to which an Outside Director can elect to defer receipt of all or a portion of the shares of Common Stock underlying such awards in accordance with procedures established by the HRCC. Provided that the election is timely made in accordance with the applicable procedures, the deferral election will remain in effect and continue to apply to restricted stock unit awards to the Outside Director for subsequent years until the Outside Director timely revokes or changes the deferral election. Once a deferred restricted stock unit has vested, dividends and other distributions on the underlying Common Stock will be credited to the account of the Outside Director during the period of the deferral. Common Stock in respect of all vested restricted stock units will be issued to the Outside Director, together with any dividends or other distributions credited to such Outside Director’s deferral account, within thirty days of such Outside Director’s cessation of service as a director. The Outside Directors that are current participants in the program include Dr. Alonso, Mr. Barge, Mr. Dumont, and Mr. Guerrier.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate, and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. None of the Outside Directors currently participate in such plan.

The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2025.

Fiscal Year 2025 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrés Alonso	$110,000	$124,970	$0	$0	$0	$234,970
James W. Barge	$140,000	$124,970	$0	$0	$0	$264,970
John L. Davies	$110,000	$124,970	$0	$0	$0	$234,970
Robert Dumont	$95,000	$124,970	$0	$0	$0	$219,970
Alix Guerrier	$95,000	$124,970	$0	$0	$0	$219,970
Kaya Henderson	$95,000	$124,970	$0	$0	$0	$219,970
Linda Li	$95,000	$124,970	$0	$0	$0	$219,970
Verdell Walker	$95,000	$124,970	$0	$0	$0	$219,970
David J. Young	$110,000	$124,970	$0	$0	$0	$234,970

(1)
Iole Lucchese, the Company’s Chair of the Board, Executive Vice President and Chief Strategy Officer and President, Scholastic Entertainment, and Peter Warwick, the Company’s President and Chief Executive Officer, did not receive compensation for their services as a director during fiscal 2025.
(2)
Represents the aggregate grant date fair value of restricted stock units granted in fiscal 2025 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. The fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $31.88 per restricted stock unit. At May 31, 2025, each Outside Director listed in the table above had 3,920 restricted stock units outstanding, except for Mr. Barge, Mr. Dumont and Mr. Young, each of whom had 7,112 restricted stock units outstanding, and Mr. Guerrier who had 5,835 restricted stock units outstanding.
(3)
There were no new grants of Stock Options to Outside Directors in fiscal 2025, as all grants were made as restricted stock units. At May 31, 2025, Dr. Alonso had 28,931 options outstanding; Mr. Barge had 28,931 options outstanding; Mr. Davies had 21,976 options outstanding; Mr. Dumont had 8,182 options outstanding; Ms. Li had 4,272 options outstanding; Ms. Walker had 7,350 options outstanding; and Mr. Young had 28,676 options outstanding.

PROPOSAL 2: APPROVAL OF AMENDMENT NO. 1

TO THE SCHOLASTIC CORPORATION

2017 OUTSIDE DIRECTORS PLAN

Upon the recommendation of the Human Resources and Compensation Committee (the “HRCC”), the Board of Directors has unanimously approved, and is submitting to the holders of the Class A Stock for their consideration and approval, Amendment No. 1 to the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “Outside Director's Plan Amendment”) to increase the number of shares of Common Stock available for issuance under the Plan by 100,000 shares.

If the holders of the Class A Stock approve the proposal, the Company intends to file a registration statement on Form S-8 promptly after the Annual Meeting to register the 100,000 additional shares subject to the 2017 Plan.

Approval is sought from the holders of the Class A Stock for the Outside Directors Plan Amendment, pursuant to which an additional 100,000 shares of Common Stock will be reserved for issuance under the Outside Director's Plan, in addition to the 95,326 shares currently remaining available. The purpose of the Outside Directors Plan is set forth below and reference is also made to the “Proposal 1-Election of Directors” section of this proxy statement for further discussion of the Company’s director compensation. A copy of proposed Amendment No. 1 to the 2017 Outside Directors Plan is set forth as Appendix A hereto.

Summary of the Outside Director's Plan

Purpose. The purpose of the Outside Directors Plan is to use periodic stock-based incentive awards to attract and retain the services of experienced and knowledgeable Outside Directors (as defined in the Outside Directors Plan), while further aligning their interests with the Company and its stockholders.

Administration. The Outside Directors Plan is administered by the HRCC. The administration of the Outside Directors Plan includes the authority to adopt and revise administrative rules, guidelines and practices governing the plan, to interpret the terms thereof and of any stock options or restricted stock units granted thereunder and to settle any claims or disputes arising thereunder. Under the Outside Directors Plan, each Outside Director receives an automatic grant, on the date of each annual meeting of stockholders, of restricted stock units and/or stock options with a value equal to a fixed dollar amount. Such dollar amount, as well as the allocation of such amount between stock options and restricted stock units, is determined annually by the HRCC in advance of the grant date. In fiscal year 2025, the HRCC granted the Outside Directors only restricted stock units. The HRCC is expected to value the stock option portion of the annual grant by reference to the Black-Scholes option pricing method, utilizing the standard Company metrics, or similar methods, with the exercise price being the fair market value (as defined in the Outside Directors Plan) of the Common Stock on the grant date, and to value the restricted stock unit portion of the annual grant based on the fair market value of the Common Stock on the grant date. Each grant of options becomes fully exercisable and each grant of restricted stock units becomes fully vested on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders following the date of grant. Each grant of options has a term of ten years from the date of grant, subject to earlier termination as provided in the Outside Directors Plan. In no event may such options be exercised within six months of the date of grant or after their original ten-year expiration date. The value of the aggregate grants to be made in any one fiscal year to any one Outside Director shall not exceed $300,000 based on the value on the date of grant.

In the case of a vacancy on the Board filled other than at an annual meeting of stockholders, the replacement Outside Director receives an automatic grant on the date of election equal to an equivalent pro-rata portion, based on the number of regular meetings of the Board remaining to be held (including the meeting at which such Outside Directors is elected) prior to the next annual meeting, of the number of shares of Common Stock or the total dollar value of the equity award, as the case may be, of stock options and restricted stock units awarded to Outside Directors on the date of the most recent annual meeting.

Eligibility. Pursuant to the Outside Director's Plan, each Independent Outside Director is immediately eligible for participation in the plan. Currently, there are nine Outside Directors eligible to participate in the Outside Directors Plan. The exact number of stock options and restricted stock units to be received by the Outside Directors is not determinable at this time because, as discussed above, the number of restricted stock units and stock options to be granted is based upon the Black-Scholes option pricing method for the options and the fair market value of the Common Stock on the day of grant for the restricted stock units. For the amount and value of restricted stock units granted to Outside Directors in fiscal 2025, see "Director Compensation".

Amendment and Termination. The Board or a committee thereof may amend or discontinue the Outside Directors Plan at any time and from time to time, provided that, unless otherwise required by law, no amendment or discontinuation may be made which would impair the rights of an Outside Director with respect to any outstanding stock option or restricted stock unit without the Outside Director’s consent. In addition, no amendment to the Outside Director Plan will be effective without the approval of the stockholders of the Company if such stockholder approval is required pursuant to Section 16b-3 of the Exchange Act, the applicable rules of any national securities exchange, Delaware corporation law or other applicable laws.

Share and Other Limitations. Initially, a maximum of 400,000 shares of Common Stock was approved for issuance under the Outside Director's Plan from the Company’s authorized but unissued shares of Common Stock or from treasury stock. In general, upon termination, cancellation or expiration of an award, the unissued shares of Common Stock subject to the award will again be available for an award under the Outside Director's Plan. Under the Outside Director's Plan Amendment, the Company is seeking an additional 100,000 shares to be reserved for issuance upon grants pursuant to the Plan.

Federal Income Tax. There is no immediate federal income tax effect on the grant of a stock option under the Outside Directors Plan; the Outside Director does not recognize taxable income, and the Company does not receive a tax deduction on the date of the grant. When stock options are exercised, the Outside Director will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company is entitled to a tax deduction in the same amount. When shares of Common Stock received upon exercise of stock options are subsequently sold, any gain or loss will be treated by the Outside Director as either long- or short-term capital gain or loss, depending on how long the shares have been held.

Outside Directors are not subject to tax on the grant of a restricted stock unit under the Outside Directors Plan. Instead, at the time of vesting of the restricted stock unit, an Outside Director is subject to income tax, at ordinary income rates, on the fair market value of the Common Stock on such date and the Company is allowed a tax deduction in the same amount. When Outside Directors sell Common Stock received in settlement of a restricted stock unit, any gain or loss will be treated by the Outside Director as either long-or short-term capital gain or loss, depending on how long the shares have been held.

Income realized by an Outside Director with respect to awards under the Outside Directors Plan is not subject to the deduction limits of Section 162(m) and is fully tax deductible by the Company. The Company has no liability for social security or Medicare taxes with respect to income realized by Outside Directors from awards under the Outside Directors Plan and the Company is not required to withhold income tax from such income.

Recommendation. The Board of Directors recommends that the holders of the Class A Stock vote FOR the approval and adoption of Amendment No. 1 to the Scholastic Corporation 2017 Outside Director's Stock Incentive Plan.

The affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to approve Amendment No. 1 to the Scholastic Corporation 2017 Outside Director's Stock Incentive Plan.

PROPOSAL 3: APPROVAL OF AMENDMENT NO. 2 to

the Scholastic Corporation Management Stock Purchase Plan

Upon the recommendation of the HRCC, the Board of Directors has unanimously approved, and is submitting to the holders of the Class A Stock for their consideration and approval, Amendment No. 2 to the Scholastic Corporation Management Stock Purchase Plan (the “MSPP” and the “MSPP Amendment”) to increase the number of shares of Common Stock remaining available for issuance under the MSPP by 100,000 shares.

If the holders of the Class A Stock approve the proposal, the Company intends to file a registration on Form S-8 promptly after the Annual Meeting to register the 100,000 additional shares subject to the MSPP.

Approval is sought from the holders of the Class A Stock of the MSPP Amendment, pursuant to which an additional 100,000 shares of Common Stock will be reserved for issuance under the MSPP, in addition to the 87,742 shares currently remaining available. Such increase is necessary in order to provide for the issuance of shares consistent with the current number of restricted stock units currently outstanding and additional restricted stock units anticipated to be allocated to participants in the future. A copy of the proposed amendment to the MSPP is set forth as Appendix B hereto.

Summary of the MSPP

Purpose. Effective June 1, 1999, the Company began offering selected members of senior management the opportunity to participate in the MSPP. The eligible members of senior management are selected annually by the HRCC. The Board believes that the MSPP helps the Company attract and retain executive management by providing participants with an equity incentive compensation opportunity intended to further align their interests with the Company and its stockholders. The purpose of the MSPP, which is a non-qualified deferred compensation plan, is to encourage management to attain a certain level of stock ownership, as described previously under the Company’s stock ownership guidelines. As of the date hereof, two Senior Management members participate, and since inception a total of 860,626 shares have been issued under the MSPP. There are 60,264 outstanding restricted stock units that have been allocated to participants’ accounts (vested and unvested) and an aggregate of 87,742 shares presently remaining available for issuance under the MSPP. Pursuant to the MSPP, eligible participants may elect to defer receipt of all or a portion of their annual incentive bonus under the STIP (formerly the MIP) and to receive in return that number of restricted stock units that may be acquired with the deferred bonus at a 25% discount from the lowest closing price of Common Stock during the fiscal quarter that ends on August 31 each year.

Eligibility. To be eligible to participate in the MSPP, an employee must be selected by the HRCC. Outside Directors are not eligible to participate in the MSPP. As of June 1, 2025, 14 employees were eligible to participate in the MSPP, including all of the Named Executive Officers.

Purchase Price. The number of restricted stock units to be allocated to a participant is determined by dividing the amount of such participant’s deferred bonus by 75% of the lowest closing price of the Common Stock during the fiscal quarter that begins on June 1 and ends on August 31 of each year. On May 30, 2025, the closing price for the Common Stock was $17.27 per share, and, on August 4, 2025, such closing price was $ 25.64 per share.

Shares Available for Grant. The maximum number of shares of Common Stock that will be available for further issuance under the MSPP, if this Proposal is approved by the Class A Stockholders, will be 700,000 shares, consisting of 100,000 additional shares to be authorized by the proposed amendment and 600,000 shares previously authorized and remaining available for issuance. Shares reserved for issuance under the MSPP are subject to adjustment for stock dividends, stock splits and certain other events as provided in the MSPP. The

Common Stock issued under the MSPP will be from the Company’s authorized but unissued shares of Common Stock or from treasury stock.

Effect of Termination. A participant in the MSPP must be employed on the day that the bonuses under the STIP are paid and on the allocation date of the restricted stock units, which is the first day of the second fiscal quarter, in order to receive an allocation of restricted stock units under the MSPP. For a discussion of the payment provisions for restricted stock units under the MSPP upon a termination of employment, see “Potential Payments Upon Termination Or Change-In-Control – MSPP Plan.”

Administration. The MSPP is administered by the HRCC, which is authorized to interpret the MSPP and to make such rules and regulations as it deems necessary in connection therewith.

Amendment of the MSPP. The Board or the HRCC has the power to amend, suspend or terminate the MSPP, except that neither the Board nor the HRCC may amend the MSPP without stockholder approval if such approval is required by applicable law or regulation. An amendment may not adversely affect a participant’s rights to restricted stock units awarded and vested prior to the date of such action.

Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the MSPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, estate, inheritance, local or foreign tax laws.

The election by a participant to defer a percentage of the participant’s bonus for the purchase of restricted stock units under the MSPP reduces the taxable amount of such bonus for the year of the deferral by the amount of the deferral for federal income tax purposes. The settlement of restricted stock units by conversion into shares or cash at the end of the applicable deferral period is taxable as wages in the year paid. Participants pay ordinary income tax on the fair market value of the stock or cash received on the day of conversion, such date being determined as either a participant’s termination date or as the end of the applicable deferral period. The Company is allowed a tax deduction at the same time and in the same amount as the participant is taxed in respect of the restricted stock units under the MSPP.

It is not possible to estimate the number of future restricted stock units to be acquired by participants under the MSPP because such acquisitions depend on decisions to be made annually by the participants with respect to their STIP bonus allocations under the MSPP and also the actual payments to be received under the STIP, which is based upon the Company’s future operating results and the targets established by the HRCC for purposes of the STIP. Accordingly, it is not possible to determine the amount of benefits that will be received under the MSPP by the Named Executive Officers, all executive officers as a group or all employees eligible to participate in the MSPP other than executive officers.

During fiscal 2025, none of the Named Executive Officers participated in the MSPP. During fiscal 2025, excluding the Named Executive Officers, four members of Senior Management then in office participated in the plan.

Recommendation

The Board recommends that the Class A Stockholders vote FOR the approval of Proposal 3. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to approve Proposal 3.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“EY”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2026. A representative of EY will be present via the internet at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The total fees for services provided by EY to the Company during the fiscal years ended May 31, 2025 and May 31, 2024 are summarized in the table below.

	Fiscal 2025 $	Fiscal 2024 $
Audit Fees	$4,353,634	$3,584,161
Audit-Related Fees	$67,000	$67,000
Tax Fees	$2,045,579	$2,571,442
All Other Fees	$-	$-
TOTAL FEES	$6,466,213	$6,222,603

Type of fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	statutory audits
Audit-Related Fees	Fees related to:
	•	benefit plan audits
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	domestic and international tax consulting

In fiscal 2025 and fiscal 2024, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by EY. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by EY will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, currently Mr. Barge, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2025 with the Company’s management. The Audit Committee has discussed with EY, the Company’s independent registered public accountants, the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from EY required by Rule 3526 of the PCAOB, and the Audit Committee has discussed the independence of EY with the firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025 for filing with the SEC.

Audit Committee

James W. Barge, Chairperson
Milena Alberti
Robert Dumont
Anne Clarke Wolff

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2026 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 9, 2026 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2026 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 23, 2026. Nominations of individuals for election to the Board at the 2026 Annual Meeting must be received by the Secretary of the Company no later than June 23, 2026.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Chris Lick
Secretary

Appendix A

Amendment No. 1
to the
Scholastic Corporation
2017 Outside Director's Stock Incentive Plan
(as amended and restated on September 20, 2023)

1. The following amendment is made effective as of September 17, 2025 to the Scholastic Corporation 2017 Outside Director's Stock Incentive Plan (as amended and restated on September 20, 2023):

(a) Article 8 of the Plan is amended by deleting the first paragraph thereof and replacing it with the following:

“ARTICLE 3 - SHARES RESERVED

"The aggregate number of shares reserved for issuance pursuant to the Plan shall be 500,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 9.”

2. Except as specifically amended by the foregoing, the Plan remains in full force and effect in accordance with the terms thereof prior to such amendment.

3. The foregoing amendment was duly approved by resolution of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation at its meeting held on July 15, 2025 and shall become effective on September 17, 2025, the date it is approved by the holders of the Class A Stock of the Company in accordance with the requirements of the Company’s Certificate of Incorporation and the laws of the State of Delaware.

Appendix B

Amendment No. 2
to the
Scholastic Corporation
Management Stock Purchase Plan
(as amended and restated on September 23, 2008)

1. The following amendment is made effective as of September 17, 2025 to the Scholastic Corporation Management Stock Purchase Plan (as amended and restated on September 23, 2008):

(a) Article 3 of the Plan is amended by deleting the first paragraph thereof and replacing it with the following:

“ARTICLE 3 - SHARES RESERVED

"The aggregate number of shares of Common Stock reserved for issuance pursuant to the Plan or with respect to which Restricted Stock Units may be granted shall be 700,000, subject to adjustment as provided in Article 10 hereof.”

2. Except as specifically amended by the foregoing, the Plan remains in full force and effect in accordance with the terms thereof prior to such amendment.

3. The foregoing amendment was duly approved by resolution of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation at its meeting held on July 15, 2025 and shall become effective on September 17, 2025, the date it is approved by the holders of the Class A Stock of the Company in accordance with the requirements of the Company’s Certificate of Incorporation and the laws of the State of Delaware.

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 17, 2025

(The Solicitation of This Proxy is Made on Behalf of the Board of Directors)

The undersigned hereby appoints PETER WARWICK and IOLE LUCCHESE, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held live via the internet at www.virtualshareholdermeeting.com/SCHL2025 on September 17, 2025 at 9:00 a.m. E.D.T.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION
CLASS A STOCK PROXY

Annual Meeting of Stockholders, September 17, 2025

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1. For the election of: Andrés Alonso, Robert Dumont, Alix Guerrier, Kaya Henderson, Linda Li, Iole Lucchese, Verdell Walker, and Peter Warwick.

   FOR:_________ WITHHOLD: ________ FOR ALL EXCEPT: _________

   (Write the name(s) of the individual nominee(s) for whom authority to vote is withheld on the line below):

   ____

   FOR:__________ AGAINST: __________ ABSTAIN: _________

   FOR:__________ AGAINST: __________ ABSTAIN: _________

4. In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.

Date: _________________________ ______________________________
Class A Stockholder
No. of Shares:

Please mark your vote as indicated in this example: X

SCHOLASTIC

SCHOLASTIC CORPORATION
557 BROADWAY
NEW YORK, NY 10012

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 16, 2025 for shares held directly and by 11:59 p.m. Eastern Time on September 14, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SCHL2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 16, 2025 for shares held directly and by 11:59 p.m. Eastern Time on September 14, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐	____________________

1. Election of Directors

Nominees

01) James W. Barge 02) Milena Alberti 03) Anne Clarke Wolff

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000681630_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

SCHOLASTIC CORPORATION
Annual Meeting of Stockholders
September 17, 2025 9:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints PETER WARWICK and IOLE LUCCHESE, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held virtually at www.virtualshareholdermeeting.com/SCHL2025, on Wednesday, September 17, 2025 at 9:00 a.m. Eastern Time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to the account invested in the Scholastic Corporation Stock Fund on July 23, 2025 by voting by September 14, 2025.

0000681630_2 R1.0.0.2

Continued and to be signed on reverse side